Exhibit 10.5

Project Construction

Contract

GLOBAL Technology Inc.

Production Base Project for Optical

Communication Products

Contents

Part I		Contract Agreement	4
	I.	Project Profile	4
	II.	Contract Construction Duration	6
	III.	Quality Standard	6
	IV	Signed Contract Price and Its Form	6
	V.	Project Manager	6
	VI.	Documents Constituting the Contract	6
	VII.	Commitment	7
	VIII.	Word Meaning	7
	IX.	Signing Date	7
	X.	Location of Signing	7
	XI.	Supplementary Agreement	7
	XII.	Effectiveness of Contract	8
	XIII.	Copies of Contract	8
Part II		General Terms and Conditions of the Contract	9
	1.	General Agreement	9
	1.1	Word Definition and Explanation	9
	1.2	Laws	13
	1.3	Standards and Specifications	13
	1.4	Priority of Contract Documents	14
	1.5	Drawings and the Contractor’s Documents	14
	1.6	Contact	15
	1.7	Transportation	16
	1.8	Intellectual Property	17
	1.9	Correction of Errors in Bill of Quantities	17
	2.	The Employer	18
	2.1	Employer’s Representative	18
	2.2	Engineer Designated by the Employer	18
	2.3	Provision of Construction Site, Construction Conditions and Basic Data	18
	3.	The Contractor	19
	3.1	Contractor’s General Obligations	19
	3.2	Project Manager	20
	3.3	Subcontracting	22
	3.4	Custody of the Project and Protection of Finished Products and Semi-finished Products	23
	3.5	Performance Guarantee	23
	4.	Project Quality	23
	4.1	Quality Requirements	23
	4.2	Inspection for Concealed Works	24
	4.3	Concealed Works and Intermediate Acceptance	25
	5.	Safe and Civilized Construction and Environmental Protection	26

	6.	Construction Duration and Progress	29
	6.1	Construction Organization Design	29
	6.2	Commencement	30
	6.3.	Delay of Construction Duration	30
	7.	Materials and Equipment	32
	7.1	Materials and Engineering Equipment Supplied by the Employer	32
	8.	Changes	36
	8.1	Scope of Changes	36
	9.	Contract Price, Measurement and Payment	37
	9.1	Form of Contract Price	37
	9.2	Payment of Progress Payment	38
	10.	Acceptance and Project Commissioning	39
	10.1	Completion Acceptance	39
	10.2	Demobilization	41
	11.	Completion Settlement	41
	11.1	Completion Settlement Application	41
	11.2	Completion Settlement Verification	42
	11.3	Final Settlement	42
	12.	Default	43
	12.1	Breach by the Employer	43
	12.2	Breach by the Contractor	44
	13.	Force Majeure	45
	13.1	Affirmation of Force Majeure	45
	13.2	Termination of the Contract Due to Force Majeure	46
	14.	Insurance	46
	14.1	Engineering Insurance	46
	15.	Dispute Settlement	47
	16.	Other Agreed Defects Liability and Warranty	48
Part III		Special Terms and Conditions of the Contract	50
	1	General Agreement	50
	2.	The Employer	52
	3.	The Contractor	54
	4.	Project Quality	56
	5.	Safe and Civilized Construction and Environmental Protection	57
	6.	Construction Duration and Progress	58
	7.	Materials and Equipment	59
	8.	Changes	60
	9.	Contract Price	61
	10.	Acceptance and Project Commissioning	63
	11.	Completion Settlement	64
	12.	Breach the Contract	64
	13.	Force Majeure	66
	14.	Insurance	66
	15.	Dispute Settlement	66

16.	Other Agreements	66
Attachments		79

Part I      Contract Agreement

Employer (full name): GLOBAL Technology Inc.

Contractor (full name): Zhejiang Xinyu Construction Group Co., Ltd.

The following agreement is entered into by and between the Parties through negotiation on construction and relevant matters based on the principles of equality, free will, fairness and good faith and according to the Contract Law of the People’s Republic of China, the Construction Law of the People’s Republic of China and relevant laws and regulations:

I.          Project Profile

1.   Project Name: Production Base Project for Optical Communication Products

2.   Construction Site: Plot V-03-1, Kechuang Road South, Wangchun Industrial Park, Yinzhou District, Ningbo City.

3.   Approval Document No. of Project Initiation:   \                .

4.   Fund Resource: Self-funded.

5.   Project Contents: see Schedule of Works to be Undertaken by the Contractor (Attachment 1) for details.

6.   Project Contracting Scope: including all contents in the construction blueprint and Request for Information (“RFI”) documents 1.

7.   Quantities: the quantities shall be measured as per the construction blueprint, the specific materials shall be quoted as per the Main Material Form attached below and the items not listed in the Main Material Form shall be determined as per the requirements of drawings. The following parts shall be included mainly:

1)   Basement: mainly including basement pile, foundation, baseplate, pillar, beam, roof, wall, roof surface and other main building and installation parts (including identification marking, bumping block and pillar protection angle etc.) as well as earth excavation, outward transport and disposal of basement.

2)   Workshop 1: mainly including pillar, beam, plate, wall, doors and windows, roof waterproof and other main building and installation parts above the basement roof

3)   Workshop 2: mainly including pillar, beam, plate, wall, doors and windows, roof waterproof and other main building and installation parts above the basement roof.

4)   Guard Room 1 and Guard Room 2: mainly including Guard Room’s foundation, pillar, beam, roof, wall, doors and windows, roof waterproof and other main building and installation parts as well as retractable doors of two gates.

5)   Exterior Works: mainly including outdoor plumbing and other municipal pipelines, roads, various sumps and ponds etc. as well as enclosures, pond slag backfill, greening soil in greening area and other outdoor auxiliary projects.

6)   Exterior Curtain Wall: mainly including aluminum panel curtain wall and glass curtain wall of Workshop 1 and Workshop 2 as well as Guard Room 1 and Guard Room 2.

7)   Foundation Pit Enclosure: mainly including construction and detection of enclosure pile and slope protection as well as monitoring fees for the safety of foundation pit enclosure during the construction period.

8)   Landscaping: including trees, shrubs, flowers and plants as well as floor decoration, landscape sketch and tree pool etc.

9)   Weak Current Part: including outdoor monitoring system, entrance gateways of two gates for vehicles and personnel, weak current and security system in basement etc.

10) RFI documents 1.

8.   Note:

9.   Other Agreed Items:

a)     In the future, the RFI documents will not be based on the quota information price and will be unpriced. The total contracting price for the RFI documents shall be quoted based on the cost calculated according to comprehensive unit, plus tax, administrative expenses, etc.

b)     Contracting form: all the Project adopts contracting for labor and materials (excluding the condition that the Owner provides materials) with lump sum.

c)     Fees include various testing expenses required by the government in the construction process, which shall be within the scope of the total price and paid by the Contractor.

d)     Reserve funds and increased expenses for early completion are not calculated.

e)     Sand shall be river sand meeting national and regional specifications.

f)      Concrete shall be merchandise concrete (excluding blinding concrete and fine stone concrete)

g)     All expenses for creating construction conditions.

h)     The project is a Class A Industrial Construction Project.

II.        Contract Construction Duration

Planned Commencement Date: March 10, 2018 (subject to the construction commencement report).

Planned Completion Date: September 1, 2019. (The completion report must be submitted before the Completion Date).

Total calendar days of the Construction Duration: 540 days. In case of inconsistency between the total calendar days (including statutory holidays) and the construction days calculated on the basis of the above Commencement Date and Completion Date, the total calendar days shall prevail.

III.       Quality Standard

The quality standard shall conform to the one-time acceptance criteria.

IV        Signed Contract Price and Its Form

1. Signed Contract Price:

Amount (in words): RMB One Hundred and Eighty Seven Million Eight Hundred Thousand Only (tax-inclusive)

￥:RMB 187,800,000 (tax-inclusive);

2. Contract Price Form: lump sum contract (lump sum contract for labor and materials within the scope of construction blueprint).

V.       Project Manager

The Contractor’s project manager: Fu Guixiang.

VI.       Documents Constituting the Contract

This Agreement and the following documents shall constitute the contract documents:

(1)     Letter of Acceptance;

(2)     Bidding Letter and its attachments;

(3)     Special Terms and Conditions of the Contract and attachments thereto;

(4)     General Terms andConditions of the Contract;

(5)     Technical Standards and Requirements;

(6)     Drawings  (approved drawings provided by the Employer to the Contractor);

(7)     Priced Bill of Quantities or Budget Statement;

(8)     Production Base Project for Optical Communication Products of GLOBAL Technology

Inc.——Competitive Negotiation Procurement Document

(9)     RFI documents 1 of GLOBAL Technology Inc.

(10)   Other Contract Documents.

Documents associated with the Contract formed during conclusion and performance of the Contract shall constitute an integral part of the contract documents.

The above contract documents include the supplements and amendments thereto made by the Contracting Parties. For documents of the same classification in contents, the latest one shall prevail. The Special Terms and Conditions of the Contract and its attachments must have signatures or seals of the Contracting Parties.

VII.      Commitment

1.The Employer warrants to go through procedures for approval of the Project, raise construction funds in accordance with provisions of relevant laws and pay the Contract Price as per the payment term and method agreed in the Contract.

2.The Contractor warrants to organize and complete the construction work in accordance with laws and regulations as well as the Contract and ensure the project quality and safety without contracting out or illegal sub-contracting, and bear corresponding maintenance responsibility during the Defects Liability Period and Warranty Period.

3.If the Contract is signed by and between the Employer and the Contractor through bid, the Parties will understand and warrant that no extra agreement deviating from the substantial content of the Contract will be signed for the same project.

VIII.    Word Meaning

Words in this Agreement shall have the same meanings as defined in Part II “General Terms and Conditions of the Contract”.

IX.       Execution Date

The Contract is signed on February 8, 2018.

X.        Location of Signing

The Contract is signed at the Conference Room of GLOBAL Technology Inc.

XI.       Supplementary Agreement

A supplementary agreement shall otherwise be signed between the Contracting Parties for matters not covered in the Contract. It shall be an integral part of the Contract.

XII.      Effectiveness of Contract

The Contract shall come into force after being signed and stamped by the Parties.

XIII.    Copies of Contract

The Contract may be made in six copies with equal legal effect, two copies to be held by the Employer and four copies to be held by the Contractor.

The Employer (official seal):	The Contractor (official seal):
GLOBAL Technology Inc.	Zhejiang Xinyu Construction Group Co., Ltd.
Legal representative or	Legal representative or
entrusted agent:	entrusted agent:
(Signature)	(Signature)

Organization code: 73947083-6	Organization code: 91330206144290713E
Address: No. 88, Qiushi Road, Ningbo City	Address: No. 8, Waitang Road, Xiaogang Street,
Beilun District, Ningbo City
Postal code: 315176	Postal code: 315803
Legal representative: Lin Chih-Hsiang	Legal representative: Wang Fuhong
Entrusted agent: Yeh Shu-Hua	Entrusted agent:_______________________
Tel.:0574-88133808	Tel.:________________________________
Fax: 0574-88133820	Fax:________________________________
E-mail:	E-mail:
Bank of deposit:	Bank of deposit:_______________________
Account No.:	Account No.:_________________________

Part II     General Terms and Conditions of the Contract

1.          General Agreement

1.1        Word Definition and Explanation

The following words used in the Contract Agreement, General Terms and Conditions of the Contract (GCC), and Special Terms and Conditions of the Contract (SCC) shall have the meanings as defined herein:

1.1.1     Contract

Contract: means the binding document concluded between the Contracting Parties pursuant to the laws, consisting of the Contract Agreement, the Letter of Acceptance (if any), the Bidding Letter and its attachments (if any), the Special Terms and Conditions of the Contract and attachments thereto, the General Terms and Conditions of the Contract, the Technical Standards and Requirements, the drawings, the Priced Bill of Quantities or Budget Statement as well as other contract documents.

Contract Agreement: a written document titled "Contract Agreement" signed by and between the Employer and the Contractor that constituting a part of the Contract.

Letter of Acceptance: a written document issued by the Employer to the Contractor to inform him of winning the bid.

Bidding Letter: a document titled "Bidding Letter" completed and signed by the Contractor for bidding purpose, which constitutes a part of the Contract.

Attachments to Bidding Letter: documents titled "Attachments to Bidding Letter" enclosed to the Bidding Letter, which constitutes a part of the Contract.

Technical Standards and Requirements: the technical standards and requirements at the state, industrial or local level and those specified in the Contract that shall be followed or used as the guidance during construction.

Drawings: the drawings constituting a part of the Contract, including the design documents, construction drawings, aerial views and models provided or approved by the Employer as per the Contract as well as any drawings formed during performance of the Contract. All the drawings shall be qualified through review in accordance with laws.

Priced Bill of Quantities: the bill of quantities priced and completed by the Contractor in accordance with specified form and requirements, including descriptions and forms, constituting an integral part of the Contract.

Budget Statement: project budget document prepared by the Contractor as per the form and requirements prescribed by the Employer, which is a part of the Contract.

Other Contract Documents: any binding documents or written agreements concluded by and between the Contracting Parties in connection with the construction of the Project. The Contracting Parties may make such agreements in the Special Terms and Conditions of the Contract.

1.1.2     Contracting Parties and Other Interested Parties

Contracting Parties: the Employer and (or) the Contractor.

Employer: the contracting party who signs this Contract Agreement with the Contractor and the legal successors in title to this party.

Contractor: the contracting party with relevant project construction contracting qualification who signs this Contract Agreement with the Employer and the legal successors in title to this party.

Supervisor: a legal person or other organization specified in Special Terms and Conditions of the Contract for project supervision and management in accordance with laws and regulations as entrusted by the Employer.

Designer: a legal person or other organization with relevant engineering design qualification specified in Special Terms and Conditions of the Contract for engineering design as entrusted by the Employer.

Subcontractor: legal person with relevant qualification that subcontracts part of the Project or work and signs a sub-contract with the Contractor in accordance with laws and regulations as well as provisions in the Contract.

Representative of the Employer: a person appointed by the Employer to station at the Construction Site for exercising the rights of the Employer within the scope of authorization.

Project Manager: project leader with relevant qualification as specified by law, appointed by the Contractor to station at the Construction Site for performing the Contract within the scope of authorization.

Chief Engineer: general leader appointed by the Supervisor to station at the Construction Site for supervising the Project.

1.1.3     Project and Equipment

Project: Permanent Works and (or) Temporary Works within the project contracting scope agreed in the Contract Agreement.

Permanent Works: the works (including the Engineering Equipment) to be built and handed over to the Employer in accordance with the Contract.

Temporary Works: various non-Permanent Works (excluding the Construction Equipment) necessary for completing the Permanent Works specified in the Contract.

Unit Works: Permanent Works specified in the Contract Agreement with independent construction conditions and capable of being used independently.

Engineering Equipment: electromechanical equipment, metal structures and equipment, instruments and other similar devices that constitute the Permanent Works.

Construction Equipment: various equipment, tools and other items (excluding the Engineering Equipment, Temporary Works and materials) necessary for completing the works specified in the Contract.

Construction Site: places where the engineering construction is performed and other places specified in Special Terms and Conditions of the Contract as a part of Construction Site, including Permanent and Temporary Land Occupation.

Temporary Facilities: temporary production and living facilities necessary for completing the various works specified in the Contract.

Permanent Land Occupation: permanently occupied land necessary for project construction specified in Special Terms and Conditions of the Contract.

Temporary Land Occupation: temporarily occupied land necessary for project construction specified in

Special Terms and Conditions of the Contract.

Date and Duration

Commencement Date: including Planned Commencement Date and Actual Commencement Date. “Planned Commencement Date” means the date as agreed in the Contract Agreement; “Actual Commencement Date” means the date expressly written in the Notice to Proceed issued by the Supervisor in accordance with the Notice to Proceed complying with the law.

Completion Date: including the Planned Completion Date and the Actual Completion Date. “Planned Completion Date” means the date as agreed in the Contract Agreement; “Actual Completion Date” means the date as determined in accordance with Completion Date.

Construction Duration: the period necessary for the Contractor to complete the Project specified in the Contract Agreement, including any amendments thereto made in accordance with the Contract.

Defects Liability Period: the period during which the Contractor should assume defects repair liability in accordance with the Contract and the Employer retains the quality guarantee deposit. It shall be calculated as of the Actual Completion Date.

Warranty Period: the period during which the Contractor should assume warranty liability of the Project in accordance with the Contract. It shall be calculated as of the date when the Project is completed and accepted to be qualified.

Base Date: the date 28 days before the closing date for submission of the Bid in the contracting project through bidding, or the date 28 days before the date when the Contract is signed in the direct contracting project.

Day: unless otherwise specified, “Day” means the calendar day. Where the time in the Contract is calculated by day, the period shall be calculated starting from the next day instead of the date when the period starts and the ending time of the last day of the period shall be 24:00 of that day.

Contract Price and Cost

Signed Contract Price: the total amount confirmed in the Contract Agreement by the Contractor and Employer, including safe and civilized construction fees, Provisional Estimate and Provisional Sum.

Contract Price: the amount paid by the Employer to the Contractor for completion of all works within the contracting scope as per the Contract, including price changes in accordance with the Contract during the performance of the Contract.

Cost: necessary expenditures incurred or to be incurred for the performance of the Contract, including administrative fees and other unamortized expense, but excluding the profits.

Provisional Estimate: the amount provided by the Employer in the Bill of Quantities or Budget Statement for paying the expenses of materials and Engineering Equipment and for professional engineering and services which are inevitable but temporarily cannot be confirmed.

Provisional Sum: a sum included in the Contract Price and a provisional sum in the Bill of Quantities or Budget Statement by the Employer for procurement of materials, Engineering Equipment or services which are undetermined or unforeseeable when the Contract is signed, and for paying the expenses arising from potential engineering changes during construction, adjustment in Contract Price when adjustment factors specified in the Contract occur, claim for compensation and on-site visa confirmation.

Day-work: a method of pricing in accordance with the unit price specified in the Contract for odd jobs required by the Employer or changed tasks to be priced on the basis of day-work that are finished by the Contractor during performance of the Contract.

Quality Guarantee Deposit: the guarantee provided by the Contractor to ensure that it will fulfill the defect repair obligations during the Defects Liability Period as per the agreement.

Lump-sum Contracting Project: project valued on a total price or rate basis in the Priced Bill of Quantities or Budget Statement because there are no calculation rules for quantities in existing national, industrial and local measurement rules.

Written Form: the form in which the described contents are showed visibly, such as contract documents, correspondences, telegrams and faxes.

1.1.2     Contracting Parties and Supervisor of Other Interested Parties

For the works being supervised, the Employer and the Contractor shall clarify the supervising contents and authorities of the Supervisor in the Special Terms and Conditions of the Contract. The Supervisor shall, based on the authorization by the Employer and relevant laws and regulations, be responsible for inspecting, examining, reviewing, accepting relevant items in project construction and issuing relevant instructions on behalf of the Employer. However, the Supervisor has no right to modify the Contract and alleviate or exempt the Contractor from any responsibilities or obligations under the Contract.

Unless otherwise specified in the Special Terms and Conditions of the Contract, the Supervisor’s office and living area at the Construction Site shall be provided by the Contractor and the costs incurred shall be borne by the Employer.

The Supervisor’s right to supervise the works are authorized by the Employer and it shall be exercised by the supervision engineers appointed by the Supervisor to station at the Construction Site. The supervision engineers include the Chief Engineer and the Engineer. The Supervisor shall inform the Contractor of the name and scope of authority of the authorized Chief Engineer and the Engineer in written form in advance. The Supervisor shall inform the Contractor of replacement of the Chief Engineer in written form 7 days in advance; the Supervisor shall inform the Contractor of replacement of other supervision engineers in written form 48 hours in advance.

The Supervisor shall give the supervision instructions based on the authorization by the Employer. The instructions of the Supervisor shall be in written form and signed by the authorized supervision engineer. In case of an emergency, to guarantee the safety of construction personnel or avoid the damage to the construction works, the supervision engineers can give instructions orally which shall have the same legal effect as that of instructions in written form. Nevertheless, the written supervision instructions must be issued within 24 hours after the oral instructions are given and the issued written supervision instructions shall be consistent with the oral instructions.

The instructions of the Supervisor shall be sent to the Project Manager of the Contractor or the personnel authorized by the Project Manager. In case of increased costs and (or) the delay of Construction Duration of the Contractor due to failure or delay of issuing instructions or wrong instructions by the Supervisor under the Contract, the Employer shall assume corresponding responsibilities. Unless otherwise agreed in the Special Terms and Conditions of the Contract, the Chief Engineer shall not authorize or entrust the Chief Engineer’s right to make agreement of [Negotiation or Determination] to other supervision engineers.

In case of any doubts about the instructions issued by the Contractor to the Supervisor, a written objection shall be submitted to the Supervisor who shall confirm, correct or cancel the instructions within 48 hours. If the Supervisor fails to give response within the time limit, the Contractor has right to refuse to execute the above instructions.

If the Supervisor fails to give advice to the Contractor’s any work, works or materials and Engineering Equipment within the agreed or reasonable period of time, they shall be deemed to be approved, but this shall not alleviate or exempt the Contractor from any responsibilities and obligations for work, works, materials and Engineering Equipment.

The Chief Engineer shall negotiate with the Contracting Parties to reach an agreement during the negotiation or determination of the Contracting Parties. In case of any disagreement, the Chief Engineer shall deliberately make just determinations under the Contract.

The Chief Engineer shall inform the Employer and the Contractor of the determinations in written form and attach them with supporting details. If the Contracting Parties have no objection to the determinations made by the Chief Engineer, the determinations shall be executed. Any objection of any Contracting Party shall be handled under Clause 20 [Dispute Settlement]. Before the dispute settlement, the Contracting Parties shall be subject to the determinations made by the Chief Engineer temporarily; after the dispute settlement, if the results are inconsistent with the determinations made by the Chief Engineer, the former shall prevail and the loss arising therefrom shall be borne by the responsible person.

1.2        Laws

Laws referred to in the Contract includes laws, administrative regulations and departmental rules of the People’s Republic of China and local regulations, autonomous regulations and specific regulations at the Construction Site as well as local government rules.

The Contracting Parties may make additional agreements in the Special Terms and Conditions of the Contract for other normative documents applicable to the Contract.

The Contract is prepared, interpreted and explained in simplified Chinese. In the event that more than two languages are used as agreed by the Contracting Parties in Special Terms and Conditions of the Contract, the Chinese language shall prevail in interpreting and explaining.

1.3        Standards and Specifications

1.3.1     Applicable national and industrial standards, local standards at the Construction Site, and corresponding specifications and procedures. Any special requirements of the Contracting Parties shall be specified in Special Terms and Conditions of the Contract.

If the Employer requires to use foreign standards and specifications, the Employer shall provide original version and Chinese translation thereof and indicate the name, copy number and release date of the standards and specifications.

Where the Employer’s technical standards and functional requirements for the Project are higher or stricter than existing national, industrial or local standards, the Employer shall expressly specify such standards and requirements in the Special Terms and Conditions of the Contract. Unless otherwise agreed in Special Terms and Conditions of the Contract, it shall be deemed that the Contractor has adequately foreseen the complexity of the above technical standards and functional requirements before signing this Contract and the expenses arising therefrom have been included in the Contract Price.

1.4        Priority of Contract Documents

Various documents forming parts of the Contract shall be mutually explanatory and descriptive. Unless otherwise specified in the Special Terms and Conditions of the Contract, the documents constituting the Contract shall be interpreted in the following sequence:

(1)      Contract Agreement;

(2)      Letter of Acceptance (if any);

(3)      Bidding Letter and attachments thereto (if any);

(4)      Special Terms and Conditions of the Contract and attachments thereto;

(5)      General Terms and Conditions of the Contract;

(6)      Technical Standards and Requirements;

(7)      Drawings;

(8)      Priced Bill of Quantities or Budget Statement;

(9)      Other contract documents.

The above contract documents include the supplements and amendments thereto made by the Contracting Parties. For documents of the same classification in contents, the latest one shall prevail.

Documents associated with the Contract formed during conclusion and performance of the Contract shall constitute an integral part of the contract documents; the interpretation priority of the documents shall be determined by the properties.

1.5        Drawings and the Contractor’s Documents

1.5.1        Provision and Disclosure of Drawings

The Employer shall provide drawings to the Contractor for free according to the deadline, quantity and content agreed in Special Terms and Conditions of the Contract, and organize the Contractor, Supervisor and Designer to conduct joint review of the drawings and design clarification. The Employer shall provide drawings to the Contractor at latest 14 days before the Commencement Date indicated in the Notice to Proceed.

Where the Contractor’s cost increase and (or) delay of Construction Duration is/are caused by the failure of providing drawings by the Employer as per the Contract, the delay of Construction Duration Due to the Reasons of the Employer shall apply.

Errors in Drawings

In case of any errors, omissions or defects of the drawings found after receiving the drawings provided by the Employer, the Contractor shall timely inform the Supervisor. Upon receipt of such notice, the Supervisor shall immediately report to the Employer together with relevant comments. The Employer shall make decisions on the issue within reasonable time limit after receiving the report from the Supervisor. Reasonable time limit means the time necessary for the Employer to make efforts to modify and supplement the drawings without delay after receiving the report from the Supervisor.

Supplements and Amendments to Drawings

Amendments and supplements to drawings shall be subject to prior consent of the Drawing Designer and the Approval Department. The Supervisor shall submit the amended or supplemented drawings to the Contractor before commencement of corresponding works of the Project. The Contractor shall perform construction as per the amended or supplemented drawings.

Contractor's Documents

The Contractor shall provide documents associated with project construction which should be prepared by the Contractor as per Special Terms and Conditions of the Contract and submit them to the Supervisor in accordance with the deadline, quantity and form specified in Special Terms and Conditions of the Contract, and the Supervisor shall report them to the Employer.

Unless otherwise specified in Special Terms and Conditions of the Contract, the Supervisor shall review the documents provided by the Contractor within 7 days upon receipt. If the Supervisor has any objection to contents of the Contractor’s documents, the Contractor shall amend the documents and re-submit to the Supervisor. Reviewing by the Supervisor will not alleviate or exempt the Contractor from his obligations specified in the Contract.

Storage of Drawings and Contractor's Documents

Unless otherwise specified in Special Terms and Conditions of the Contract, the Contractor shall reserve another complete package of drawings and the Contractor’s documents at the Construction Site for project inspection by the Employer, Supervisor and relevant personnel.

1.6        Contact

1.6.1        Notices, approvals, proofs, certificates, instructions, orders, requirements, requests, consents, comments, determinations and decisions related to the Contract shall all be in written form and shall be delivered to designated recipients and addresses within specified deadline.

1.6.2        The Employer and the Contractor shall specify their respective recipients and addresses in Special Terms and Conditions of the Contract. In case of changes in recipients or addresses specified by either Contracting Party, the other Party shall be informed in written form 3 days in advance.

The Employer and the Contractor shall timely sign for receiving the correspondences between them send by the opposite party to the designated recipients and addresses. The Party refusing to sign for receiving shall be liable to the increased costs and (or) the delay of Construction Duration arising therefrom.

Fossils and Cultural Relics

All cultural relics, historical sites and remains, fossils, ancient coins, and articles of geological study or archaeological significance discovered at the Construction Site shall belong to the state. Once the above relics are found, the Contractor shall take reasonable and effective protective measures to prevent any person from moving or damaging them, and immediately report to relevant governmental and administrative departments and also inform the Supervisor.

The Employer, Supervisor and Contractor shall take appropriate protective measures in accordance with the requirements of relevant governmental and administrative departments. The Employer shall be liable to the increased costs and (or) the delay of Construction Duration.

The Contractor shall compensate and assume corresponding legal liabilities for losses of and damages to the cultural relics caused by his delayed reporting or non-reporting of these cultural relics once discovered.

1.7        Transportation

1.7.1        Right to Enter and Leave the Site

Unless otherwise stipulated in the Special Terms and Conditions of the Contract, the Contractor shall investigate the Construction Site before signing the Contract and reasonably foresee the mode, means and route of entering and leaving the Construction Site according to the project scale and technical parameters. The Contractor shall be liable to the increased cost and (or) the delay of Construction Duration caused by the Contractor’s failure to reasonably foresee.

1.7.2        On-site Transportation

The Employer shall provide technical parameters and detailed conditions of the on-site traffic facilities, and provide on-site access road and traffic facilities for free to the Contractor as per the Special Terms and Conditions of the Contract. In case of any damage to the above road and traffic facilities caused by the Contractor, the Contractor shall be responsible for repairing and bearing the increased cost arising therefrom.

Except for the on-site roads and traffic facilities provided by the Employer as per the Contract, the Contractor shall be responsible for other on-site temporary roads and traffic facilities necessary for building, repairing, maintaining and managing the construction. The Employer and Supervisor can utilize the temporary roads and traffic facilities at the site built by the Contractor for the purpose of performing the Contract.

The border between on-site and off-site transportation areas shall be specified by the Contracting Parties in the Special Terms and Conditions of the Contract.

1.7.3        Transportation of Extra-Large and Extra-Heavy Objects

For extra-large or extra-heavy objects transported by the Contractor, the Contractor shall be responsible for handling application procedures from traffic management department with assistance from the Employer. Unless otherwise specified in the Special Terms and Conditions of the Contract, the temporary reinforcement and renovation costs of roads and bridges needed for transporting extra-large or extra-heavy objects shall be borne by the Contractor.

For damages to the public roads and bridges in and out of Construction Site due to transportation activities of the Contractor, the Contractor shall be responsible for all the costs of repairing such damage and any possible compensation claims.

1.8        Intellectual Property

Unless otherwise agreed in Special Terms and Conditions of the Contract, the copyrights to drawings provided by the Employer to the Contractor, technical specifications prepared by the Employer or by others as entrusted by the Employer for implementation of the Project, and documents reflecting the requirements of the Employer and those of similar nature, belong to the Employer. The Contractor is allowed to reproduce and use these documents for the execution of the Contract purpose only. The Contractor shall not reproduce, use and supply the above documents to any third parties for purposes other than those intended in the Contract without prior written consent of the Employer.

Unless otherwise agreed in Special Terms and Conditions of the Contract, the copyrights (excluding the right of signature) to documents prepared by the Contractor for project construction purpose belong to the Employer. The Contractor can reproduce and use these documents for operation, commissioning, maintenance, and renovation instead of purposes irrelevant to the Contract. The Contractor shall not reproduce, use and supply the above documents to any third parties for purposes other than those intended in the Contract without prior written consent of the Employer.

The Contracting Parties warrant not to infringe the intellectual property right of the other party or the third party during the performance of the Contract. The Contractor shall be liable to his infringement of patent right or other intellectual rights of others when the Contractor uses materials, Construction Equipment, Engineering Equipment and construction technology.

Unless otherwise specified in Special Terms and Conditions of the Contract, the Contractor confirms that the fees for utilizing any patent, proprietary technology and technology secret have been included in the Signed Contract Price before and when the Contract is signed.

Unless otherwise specified in laws and the Contract, the Contractor shall not disclose such business secret as drawings, documents and data information which are required to be confidential to any third party without consent of the Employer.

Unless otherwise specified in laws or the Contract, the Employer shall not disclose such business secret as technical secrets and data information which are required to be confidential to any third party without consent of the Contractor.

1.9        Correction of Errors in Bill of Quantities

Unless otherwise agreed in Special Terms and Conditions of the Contract, the Bill of Quantities provided by the Employer shall be considered as accurate and complete. Amendments to the Bill of Quantities and corresponding adjustment of the Contract Price shall be made by the Employer in case of any of the following:

(1)         Missing items and omissions in the Bill of Quantities;

(2)         Deviation of Bill of Quantities out of the deviation range specified in Special Terms and Conditions of the Contract;

(3)         Quantities that are not measured in accordance with compulsory rules in current national measurement specifications.

2.          The Employer

2.1        Employer’s Representative

The Employer shall expressly specify in the Special Terms and Conditions of the Contract the name, title, contact information, and scope of authority of the Employer’s Representative dispatched by the Employer to the Construction Site. The Employer’s Representative is responsible, within scope of authority, for handling specific matters related to the Employer during the performance of the Contract. The Employer shall undertake the legal responsibility of the behaviors of the Employer’s Representative within scope of authority. The Employer shall notify the Contractor in written form 7 days in advance of the replacement of the Employer’s Representative.

Where the Employer’s Representative fails to fulfill his duties and obligations in accordance with the Contract, leading to impossibility to perform the Contract as normal, the Contractor may request the Employer to replace the Employer’s Representative.

2.2        Engineer Designated by the Employer

For projects for which the supervision is not compulsory by law, the function and power of the Supervisor can be exercised by the Employer’s Representative or other personnel designated by the Employer.

The Employer shall require its on-site personnel to obey laws and relevant provisions about safety, quality, environmental protection and civilized construction, and guarantee that the Contractor will not bear losses or liabilities caused by nonobservance of the above provisions by the Employer's personnel.

The Employer’s personnel include the Employer’s Representative and other personnel designated by the Employer to station at the Construction Site.

2.3        Provision of Construction Site, Construction Conditions and Basic Data

2.3.1        Provision of Construction Site

Unless otherwise agreed in Special Terms and Conditions of the Contract, the Employer shall hand over the Construction Site to the Contractor at least 7 days before the Commencement Date.

2.3.2        Provision of Construction Conditions

Unless otherwise agreed in Special Terms and Conditions of the Contract, the Employer shall provide necessary conditions for construction, including:

(1)         Make available the construction water, electricity and communication lines necessary for construction at the Construction Site;

(2)         Provide transportation conditions to the Contractor for entering the Construction Site to perform normal construction;

(3)         Coordinate to protect the underground pipelines around the Construction Site and adjacent buildings, structures, old and rare trees, and bear corresponding costs.

(4)         Other facilities and conditions to be provided in accordance with Special Terms and Conditions of the Contract.

3.          The Contractor

3.1        Contractor’s General Obligations

The Contractor shall, during the performance of the Contract, abide by laws and standard specifications for engineering construction and fulfill the following obligations:

(1)         Obtain permits and approvals which should be obtained by the Contractor required by laws and regulations, and send the written results to the Employer for reservation.

(2)         Complete the Project according to laws and regulations as well as the Contract Agreement and assume warranty obligations during the Warranty Period;

(3)         Take construction safety measures and environmental protection measures, transact employment injury insurance, and guarantee the safety of the Project, personnel, materials, equipment and facilities as per laws and regulations as well as the Contract Agreement;

(4)         Prepare construction organization design and construction measure plan according to work contents and construction progress agreed in the Contract and be liable to the completeness, safety and reliability of all construction work and methods;

(5)         Do not infringe the rights of the Employer and others to use such public utilities as public roads, water sources and municipal pipes and avoid disturbing the adjacent public utilities when implementing various work as agreed in the Contract. The Contractor shall assume corresponding responsibilities for affecting others’ operations or livelihood due to occupation or use of others’ Construction Sites;

(6)         Be responsible for protecting the Construction Site and surrounding environment and ecology according to the Environmental Protection;

(7)         Take measures for construction safety to guarantee the safety of the Project, personnel, materials, equipment and facilities and avoid any personal injury or property loss due to engineering construction according to the Safe and Civilized Construction;

(8)         Exclusively apply various funds paid by the Employer as agreed in the Contract in the Contract Project and pay the corresponding wages to its personnel and the Contract Price to the Subcontractor timely;

(9)         Prepare completion data and file the completion data according to relevant laws and regulations as well as the Contract and also hand over to the Employer as per the package number, contents and time of the completion data agreed in the Special Terms and Conditions of the Contract;

(10)       Fulfill other obligations.

Contractor’s Personnel

Unless otherwise specified in the Special Terms and Conditions of the Contract, the Contractor shall submit a report on arrangement of the Contractor’s project management organization and personnel at Construction Site to the Supervisor within 7 days upon receipt of the notice of commencement. The report shall include the list of names, posts and registered qualifications of main construction management personnel such as contract management personnel, construction management personnel, technical management personnel, material management personnel, quality management personnel, safety management personnel and financial management personnel as well as the arrangement of all technical workers. In addition, effective certifications on labor relation between main construction management personnel and the Contractor and social insurance of main construction management personnel paid by the Contractor shall be submitted.

Main construction management personnel assigned to the Construction Site by the Contractor shall be relatively stable. In case of any change during the construction, the Contractor shall submit a report on the change of personnel at the Construction Site to the Supervisor timely. If the Contractor needs to replace the main construction management personnel, the Contractor shall obtain a written approval from the Employer and give a written notice to the Supervisor 7 days in advance. The notice shall specify the registered qualification, managerial experience and other related information of the new management personnel.

The personnel engaged in special trades of work shall have corresponding qualification certificates which shall be checked by the Supervisor at any time.

If the Employer has any objection to the qualification or competence of the Contractor’s main construction management personnel, the Contractor shall provide information to prove that the questioned personnel have the ability to finish relevant work or the situations questioned by the Employer do not exist. If the Employer requires to replace the main construction management personnel who fail to fulfill their duties and obligations under the Contract, the Contractor shall replace the personnel concerned. The Contractor shall assume the default responsibilities under the Special Terms and Conditions of the Contract if the Contractor refuses to replace the main construction management personnel without justified reasons.

Unless otherwise specified in the Special Terms and Conditions of the Contract, if the main construction management personnel of the Contractor leave the Construction Site for no more than 5 days accumulatively every month, the main construction management personnel shall report to the Supervisor for approval; for a leave over 5 days every month, the main construction management personnel shall inform the Supervisor and get the approval from the Employer in written form. The main construction management personnel shall assign an experienced person to fulfill their duties temporarily on behalf before leaving the Construction Site. The person shall have the qualification and competence to fulfill corresponding duties and obtain the approval from the Supervisor or the Employer.

Where the Contractor has replaced the main construction management personnel without approval from the Employer or the above-mentioned personnel have left the Construction Site without approval from the Supervisor or the Employer, the Contractor shall assume default responsibilities.

On-site Survey by the Contractor

The Contractor shall make a survey on the Construction Site and Construction Conditions and fully understand the meteorological conditions, traffic conditions, customs and other information related to completion of contract work in the place where the Project is located. In case of consequences generated from the Contractor’s failure to fully survey the site, understand these conditions or estimate above conditions, the Contractor shall be liable to the increased costs and (or) the delay of Construction Duration.

3.2        Project Manager

The Project Manager shall be the person determined by the Contracting Parties and the Project Manager’s

name, title, registered certificate No., contact information and scope of authority, etc. shall be indicated in the Special Terms and Conditions of the Contract clearly. The Project Manager shall perform the Contract with authorization by the Contractor on behalf of the Contractor. The Project Manager shall be the employee who is formally employed by the Contractor and the Contractor shall submit the labor contract between the Project Manager and the Contractor as well as effective certifications on social insurance of the Project Manager paid by the Contractor to the Employer. Where the Contractor fails to submit the above-mentioned documents, the Project Manager has no right to fulfill duties and the Employer has the right to request to replace the Project Manager with the increased costs and (or) the delay of Construction Duration arising thereof being borne by the Contractor.

The Project Manager shall reside in the Construction Site for a time period not less than the days specified in the Special Terms and Conditions of the Contract every month. The Project Manager shall not serve as the project manager of any other project at the same time. The Project Manager shall give prior notice to the Supervisor and obtain a written approval from the Employer when the Project Manager has to leave the Construction Site. The notice of the Project Manager shall specify the registered qualification, managerial experience and other related information of the temporary personnel acting on behalf the Project Manager and the personnel shall have the competence to fulfill relevant duties.

The Contractor who violates the above-mentioned agreements shall assume the default responsibilities under the Special Terms and Conditions of the Contract.

The Project Manager shall organize the construction of the Project under the Contract. To guarantee the safety of construction and personnel in case of an emergency when the Project Manager cannot timely contact with the Employer’s Representative and the Chief Engineer, the Project Manager has the right to take necessary measures to guarantee the safety of relevant personnel, property and project, but the Project Manager shall submit a written report to the Employer’s Representative and the Chief Engineer within 48 hours.

Where the Contractor needs to replace the Project Manager, the Contractor shall give a written notice to the Employer and the Supervisor 14 days in advance and obtain a written approval from the Employer. The notice shall specify the registered qualification, managerial experience and other related information of the new Project Manager who shall continue to fulfill the duties agreed in Subclause 3.2.1. The Contractor shall not replace the Project Manager without the written approval from the Employer. The Contractor shall assume the default responsibilities under the Special Terms and Conditions of the Contract if the Contractor has replaced the Project Manager without written approval from the Employer.

The Employer shall have the right to give a written notice to the Contractor to change the Project Manager deemed to be incompetent with reasons noted in the notice. The Contractor shall submit an improvement report in written form to the Employer within 14 days after receiving the notice. If the Employer still requires to replace the Project Manager after receiving the improvement notice, the Contractor shall make the replacement within 28 days after receiving the second notice and submit a written notice on the registered qualification, management experience and other related information of the new Project Manager to the Employer. The new Project Manager shall continue to fulfill the agreed duties. The Contractor shall assume the default responsibilities under the Special Terms and Conditions of the Contract if the Contractor refuses to replace the Project Manager without justified reasons.

If the Project Manager authorizes his/her subordinate to fulfill certain duties due to special circumstances, the subordinate shall have the competence to fulfill relevant duties, and the Project Manager shall give a 7-day advance written notice on the subordinate’s name and scope of authority to the Supervisor and obtain written approval from the Employer.

3.3        Subcontracting

3.3.1        General Agreement on Subcontracting

The Contractor shall not contract out all of the contracted works to the third party or divide the contracted works into several parts and contract them out to the third party in the name of subcontract. The Contractor shall not subcontract main structures, key work and special works forbidden to be subcontracted under the Special Terms and Conditions of the Contract to a third party. The scope of main structures and key work shall be defined by the Contracting Parties in the Special Terms and Conditions of the Contract according to relevant laws and regulations.

The Contractor shall not contract out in the name of subcontract or illegally subcontract any works.

3.3.2        Determination of Subcontract

The Contractor shall subcontract the Project under the Special Terms and Conditions of the Contract and determine the Subcontractor. For special works with Provisional Estimate in the Priced Bill of Quantities or Budget Statement, the Subcontractor shall be determined as per the Provisional Estimate. The Contractor shall guarantee that the Subcontractor has relevant qualifications and competence for subcontracting under the Contract. The project subcontract shall not alleviate or exempt the responsibilities and obligations of the Contractor. The Contractor and the Subcontractor shall be jointly and severally liable to the subcontracted works to the Employer. Unless otherwise specified in the Contract, the Contractor shall submit copies of the Subcontract, the Subcontractor’s business license and qualification documents to the Employer and the Supervisor within 7 days after the Subcontract is signed.

Subcontract Management

The Contractor shall submit the list of the Subcontractor’s main construction management personnel to the Supervisor and implement the real-name management system for the Subcontractor’s construction personnel, including but not limited to access management, register and transaction of various licenses.

Subcontract Price

If the Employer is required to pay Subcontract Price to the Subcontractor as stipulated in effective legal documents, the Employer has the right to deduct this part of payment from the Project Payment payable to the Contractor.

Transfer of Rights and Interests of Subcontract

If the Subcontractor’s obligations under the Subcontract continue until the expiration of the Defects Liability Period, the Employer, before the expiration of the Defects Liability Period, shall have the right to request the Contractor to transfer the rights and interests under the Subcontract to the Employer and the Contractor shall transfer them. Unless otherwise specified in the Transfer Contract, the Subcontractor shall perform the duties for the Employer after the Transfer Contract comes into effect.

Where the Employer, the Contractor or the Subcontractor has objection to relevant rights and obligations, the Employer has the right to deduct this part of payment from the Project Payment payable to the Contractor until the objection disappears.

3.4        Custody of the Project and Protection of Finished Products and Semi-finished Products

(1)         Unless otherwise specified in the Special Terms and Conditions of the Contract, the Contractor shall be responsible for taking charge of the Project and materials and equipment related to the Project from the date when the Construction Site is handed over from the Employer to the Contractor to the date when the Project Acceptance Certificate is issued.

(2)         In case of any damage to the Project, materials and Engineering Equipment for the reason of the Contractor during the period when the Contractor takes charge of the Project, the Contractor shall be responsible for repairing or replacement and be liable to the increased costs and (or) the delay of Construction Duration arising therefrom.

(3)         Finished products and semi-finished products manufactured by stages under the Contract shall be protected by the Contractor before the Project Acceptance Certificate is issued. In case of any damage to the finished products or semi-finished products for the reason of the Contractor, the Contractor shall be responsible for repairing or replacement and be liable to the increased costs and (or) the delay of Construction Duration arising therefrom.

3.5        Performance Guarantee

Where the Employer requires the performance guarantee from the Contractor, the Contracting Parties shall provide the method, amount and period of performance guarantee in the Special Terms and Conditions of the Contract. The performance guarantee can be the bank guarantee or bonding company guarantee which shall be agreed by the Contracting Parties in the Special Terms and Conditions of the Contract.

Where the delay of Construction Duration is caused by the Contractor, the Contractor shall bear the increased costs for continuing to provide the performance guarantee.

4.          Project Quality

4.1        Quality Requirements

Project quality standards must comply with current national acceptance specifications and standards for project construction quality. Any special standards or requirements for the project quality shall be agreed by the Contracting Parties in the Special Terms and Conditions of the Contract.

Where any incompliance of project quality with the standards agreed in the Contract is caused by the Contractor, the Employer has the right to request the Contractor to rework until the project quality complies with the standards agreed in the Contract. The Contractor shall be liable to the increased costs and (or) the delay of Construction Duration arising therefrom.

Quality Management by the Contractor

The Contractor shall, in accordance with the Construction Organization Design, submit the documents about the project quality assurance system and measures to the Employer and the Supervisor, establish a sound quality inspection system and submit the corresponding project quality documents. The Contractor has the right to refuse executing wrong instructions against relevant laws and regulations as well as the Contract issued by the Employer and the Supervisor.

The Contractor shall carry out the quality education and technical training for construction personnel, assess the labor skills of the construction personnel regularly and execute the construction specifications and operating instructions strictly.

The Contractor shall, in accordance with relevant laws and regulations as well as requirements of the Employer, carry out the whole-process quality inspection and test for materials, Engineering Equipment and all parts of the Project as well as construction processes, make detailed records, and prepare the construction quality report and submit it to the Supervisor for review. In addition, the Contractor shall, in accordance with relevant laws and regulations as well as the requirements of the Employer, conduct the sampling test at the Construction Site, the Project’s check survey and equipment performance test, provide the test samples, and submit the test reports and measurement results, and carry out other work.

Quality Inspection and Test by the Supervisor

The Supervisor shall, in accordance with relevant laws and regulations as well as authorization by the Employer, carry out the inspection and test on all parts of the Project, construction processes, materials and Engineering Equipment. The Contractor shall provide conveniences to the inspection and test by the Supervisor, including for that the Supervisor goes to the Construction Site or manufacturing and processing places or other places agreed in the Contract to observe and review the original construction records. The inspection and test performed by the Supervisor for this purpose shall not alleviate or exempt the Contractor from the obligations specified in the Contract.

The inspection and test performed by the Supervisor shall not affect the normal construction. If the inspection and test performed by the Supervisor affect the normal construction and the construction is unacceptable through the inspection and test, the Contractor shall bear the costs generated from the impact on the normal construction and the Construction Duration shall not be extended. If the construction is acceptable through the inspection and test, the Employer shall be liable to the increased costs and (or) the delay of Construction Duration.

4.2        Inspection for Concealed Works

Self-inspection by the Contractor

The Contractor shall carry out the self-inspection for concealed parts of the Project to confirm whether these parts have covering conditions.

Inspection Procedures

Unless otherwise specified in the Special Terms and Conditions of the Contract, when the concealed parts of the Project have covering conditions after the self-inspection by the Contractor, the Contractor shall notify the Supervisor to carry out the inspection in written form 48 hours before joint inspection by the Parties. The notice shall clearly indicate the inspection contents, time and place of concealed works with self-inspection records and necessary inspection data attached.

The Supervisor shall arrive at the site on time to carry out the inspection on the concealed works, construction processes, materials and Engineering Equipment. After the Supervisor has confirmed the compliance of quality with the concealing requirements through inspection and signed on the acceptance records, the Contractor shall carry out the covering works. If the quality is unacceptable through the inspection by the Supervisor, the Contractor shall complete the repair within the period of time determined by the Supervisor and the Supervisor shall carry out the re-inspection. The Contractor shall be liable to the increased costs and (or) the delay of Construction Duration.

Unless otherwise specified in the Special Terms and Conditions of the Contract, if the Supervisor cannot carry out the inspection on time, the Supervisor shall request for an extension in written form to the Contractor 24 hours before the inspection, however, the extension shall not exceed 48 hours. If the Project is delayed due to this, the Construction Duration shall be extended. If the Supervisor fails to carry out the inspection on time and does not make a request for an extension, the concealed works shall be deemed to be acceptable through the inspection and the Contractor can complete the covering work on its own, make corresponding records and submit them to the Supervisor for signing and confirmation. If the Supervisor has any doubt about the inspection records afterwards, Supervisor can carry out re-inspection as per Subclause 5.3.3 [Re-inspection].

Re-inspection

If the Employer or the Supervisor has any doubt about the quality after the concealed parts of the Project have been covered by the Contractor, the Employer or the Supervisor can require the Contractor to carry out the drilling detection on the covered parts or open the covered parts for re-inspection, and the Contractor shall conduct it in strict accordance with the requirements and re-cover the parts required to be concealed to their original conditions after the inspection. If the inspection results prove that the project quality conforms to the requirements of the Contract, the Employer shall be liable to the increased costs and (or) the delay of Construction Duration and pay reasonable profits to the Contractor; if the inspection results prove that the project quality does not conform to the requirements of the Contract, the Contractor shall be liable to the increased costs and (or) the delay of Construction Duration.

Covering by the Contractor without Permission

If the Contractor fails to notify the Supervisor to arrive at the site for inspection and cover the concealed parts without permission, the Supervisor has the right to direct the Contractor to carry out the drilling detection or open the covering parts for re-inspection. The Contractor shall be liable to the increased costs and the delay of Construction Duration no matter the quality of the concealed works of the Project is qualified.

4.3        Concealed Works and Intermediate Acceptance

The concealed works and intermediate acceptance shall be handled as per the agreement of the Parties under the Special Terms and Conditions of the Contract. If the incompliance of project quality with the standards is caused for the reason of the Contractor, the Employer has the right to request the Contractor to take remedial measures at any time until the project quality complies with the quality standards specified in the Contract. The Contractor shall be liable to the increased costs and (or) the delay of Construction Duration.

The parts that cannot be remedied shall be handled as per Refusal of Acceptance for All or Part of the Project.

Quality Test for Project with Dispute

Any dispute between the Contracting Parties on the project quality shall be subject to verification by the engineering quality testing institution agreed by the Parties through negotiation. The costs and losses arising therefrom shall be borne by the Responsible Party. Where the Parties cannot determine a testing institution through negotiation, the Contractor or the Subcontractor can authorize the Employer to directly entrust a competent testing institution to conduction testing and the Contractor or the Subcontractor shall not propose any objection.

If the Contracting Parties are responsible for these costs and losses, each party shall bear such costs and losses to the extent of its own responsibilities.

5.          Safe and Civilized Construction and Environmental Protection

Requirements on Production Safety

During the performance of the Contract, the Contracting Parties shall comply with the requirements on production safety in the country and place where the Project is located. If the Contracting Parties have any special requirements, the Contracting Parties shall specify the standardized compliance objectives for production safety of construction project and relevant items in the Special Terms and Conditions of the Contract. The Contractor has the right to refuse any instructions issued by the Employer and the Supervisor for operation against rules and construction with risks.

During construction, in case of emergencies such as sudden geological changes and unknown underground construction obstacles that affect the construction safety, the Contractor shall report them to the Supervisor and the Employer timely and the Employer shall order to stop the construction and report it to relevant administrative departments to take emergency measures in a timely manner.

The suspension of construction due to the need of production safety shall be performed as per the Suspension of Construction.

Production Safety Guarantee Measures

The Contractor shall prepare the technical safety measures or special construction schemes, establish a safe production responsibility system, security system and education and training system for production safety in accordance with relevant provisions and shall fulfill the security duties, prepare the records on production safety of the Project truthfully and accept the inspection and supervision by the Employer, the Supervisor and the safety supervision department according to laws and regulations on production safety and the Contract.

Special Production Safety Items

The Contractor shall carry out the construction, complete the technical clarification on the safety before commencement and take various safety protection measures during construction in accordance with relevant laws and regulations. The personnel engaged in special types of work and employed by the

Contractor for the performance of the Contract shall have accepted special training and obtained the job certificate issued by relevant management organizations.

The Contractor shall propose the safety protection measures to the Employer and the Supervisor before commencement of the construction in sections with power equipment, transmission lines, underground pipelines, sealed quakeproof workshops and explosive and inflammable substances as well as in the vicinity of main street roads. Such measures shall not be taken until the approval has been obtained from the Employer.

In blasting operation, for construction in radioactive and toxic environment (including storage, transportation and usage) and construction using toxic and corrosive articles, the Contractor shall inform the Employer and the Supervisor in written form 7 days before such construction and report with corresponding safety protection measures. Such measures shall not be implemented until the approval has been obtained from the Employer.

The Contractor shall prepare and organize the argumentation in a timely manner for risky partial works and specific works requiring individual construction plans and those exceeding certain scale and needing expert argumentation.

Civilized Construction

During the construction period, the Contractor shall take measures to keep the Construction Site smooth and materials in order. If relevant government administrative departments in the place where the Project is located have any special requirements, the construction shall be carried out according to the special requirements. Any other requirements for civilized construction by the Contracting Parties shall be specified in the Special Terms and Conditions of the Contract.

Before handover of the Project, the Contractor shall remove all Engineering Equipment, excess materials, rubbish and Temporary Works from the Construction Site, and keep the Construction Site clean and in order. With the written consent of the Employer, the Contractor shall keep materials, Construction Equipment and Temporary Works required by the Contractor for fulfilling the obligations during the Warranty Period at the place specified by the Employer.

Safe and Civilized Construction Cost

Safe and civilized construction cost shall be borne by the Employer and included in the Total Contract Price. The Contractor shall use the fees for safe and civilized construction for a specified purpose and record them in the financial account separately for future reference and shall not use them for other purposes, or else, the Employer has the right to order the Contractor to correct it within the specified time limit; if the Contractor fails to correct it within the specified time limit, the Employer shall have the right to order the Contractor to suspend the construction and the Contractor shall be liable to the increased costs and (or) the delay of Construction Duration.

Emergency Treatment

Where the events that jeopardize the project safety occur during the execution of the Project or the Defects Liability Period, the Supervisor shall notify the Contractor to carry out the emergency rescue. The Employer has the right to employ other personnel to perform the rescue if the Contractor claims to be unable or reluctant to carry out the rescue. The Contractor shall be liable to the increased costs and (or) the delay of Construction Duration if the rescue belongs to the Contractor’s obligations.

Accident Treatment

Any accident occurring during the project construction shall be reported immediately by the Contractor to the Supervisor who shall immediately inform the Employer of the accident. The Employer and the Contractor shall organize personnel and equipment to conduct emergency rescue and repair to decrease casualties and property loss and prevent accidents from expanding and protect the accident scene. Any articles requiring moving out of the site shall be marked and recorded in written form and relevant evidences shall be kept properly. The Employer and the Contractor shall, in accordance with relevant national regulations, report the accident and emergency measures being taken to relevant departments in a truthful manner.

Where the Contractor and the Subcontract are slack to handle the accident, the Employer has the right to directly handle the accident. The Contractor and the Subcontractor shall suffer all consequences arising therefrom.

Safety Responsibilities of the Contractor

The Contractor shall be responsible for the compensation for the casualties and property losses of the Employer, the Supervisor and the third party caused by the Contractor at the Construction Site and its adjacent areas.

Labor Protection

The Contractor shall arrange the labor and rest time of construction personnel at site in accordance with laws and regulations to ensure the rest time of workers and pay reasonable remunerations and costs to them. The Contractor shall handle necessary certificates, permits, insurances and registration for all personnel employed to perform the Contract according to the laws, and the Contractor shall urge the Subcontractor to handle necessary certificates, permits, insurances and registrations for all personnel employed by the Subcontractor.

The Contractor shall ensure the labor safety of construct personnel at site in accordance with laws, provide relevant labor protection and take effective labor protection measures including prevention of dust, reduction of noise, control of harmful gas and safety guarantee for working under high-temperature, high-cold environment and working at heights according to the national regulations on labor protection. If the Contractor’s employees have any injuries during construction, the Contractor shall take effective measures for rescue and treatment immediately.

The Contractor shall arrange the working time in accordance with laws to ensure that the employees can have the right of rest and vacation. If the vacation is taken up or the working time is delayed due to special requirements for the project construction, they shall not exceed the limit specified by laws and relevant vacation shall be added or salaries shall be paid according to laws.

Living Conditions

The Contractor shall provide necessary accommodation conditions and living conditions for all personnel employed to perform the Contract. The Contractor shall take effective measures to prevent the infectious disease, to ensure the health of construction personnel, and shall regularly carry out professional inspection and treatment on epidemic prevention and sanitation of the Construction Site, living base of construction personnel and the Project. For the Construction Site that is far away from town, all necessary medical personnel and facilities for injury prevention and control and emergency treatment shall be provided.

Environmental Protection

The Contractor shall list the specific measures for environmental protection in the construction organization design. During the performance of the Contract, the Contractor shall take reasonable measures to protect the environment of the Construction Site. For any atmosphere, water, noise and solid waste pollution possibly caused during the construction, all feasible and specific preventive measures shall be taken.

The Contractor shall be responsible for infringement damage compensation of environmental pollution due to its own reasons. If the construction is suspended due to disputes caused by the above-mentioned environmental pollution, the Contractor shall be liable to the increased costs and (or) the delay of Construction Duration.

6.          Construction Duration and Progress

6.1        Construction Organization Design

6.1.1        Contents of Construction Organization Design

The construction organization design shall include the following contents:

(1)         Construction Scheme;

(2)         Layout Plan of the Construction Site;

(3)         Construction Schedule and Guarantee Measures;

(4)         Labor and Material Supply Plan;

(5)         Selection of Construction Machines;

(6)         Quality Assurance Systems and Measures;

(7)         Measures for Safe Production and Civilized Construction;

(8)         Measures for Environmental Protection and Cost Control;

(9)         Other matters agreed by the Contracting Parties.

6.1.2     Submittal and Modification of Construction Organization Design

Unless otherwise specified in the Special Terms and Conditions of the Contract, the Contractor shall submit the detailed construction organization design to the Supervisor and the Supervisor shall report it to the Employer within 14 days after the signing of the Contract but not later than the date 7 days before the Commencement Date as noted in Subclause 7.3.2 [Notice to Proceed]. Unless otherwise specified in the Special Terms and Conditions of the Contract, the Employer and the Supervisor shall confirm or propose the recommendations of modification within 7 days after the Supervisor receives the construction organization design. The Contractor shall at its own costs modify and improve the reasonable recommendations and requirements proposed by the Employer and the Supervisor. If the construction organization design is to be modified based on the actual conditions of the Project, the Contractor shall submit the modified construction organization design to the Employer and the Supervisor.

The Construction Schedule shall be prepared and modified in accordance with [Construction Schedule].

6.2        Commencement

6.2.1        Preparation for Commencement

Unless otherwise specified in the Special Terms and Conditions of the Contract, the Contractor shall submit the application form of project commencement to the Supervisor within the period agreed in Construction Organization Design and the application form shall be implemented after the Supervisor submits it to the Employer for approval. The application form of commencement shall describe the implementation conditions of construction roads, Temporary Facilities, materials, Engineering Equipment, Construction Equipment and personnel necessary for normal construction based on the Construction Schedule as well as the project progress arrangement in details.

Unless otherwise specified in the Special Terms and Conditions of the Contract, the Contracting Parties shall complete the preparation work for commencement according to the agreements.

6.2.2        Notice to Proceed

The Employer shall obtain the permits necessary for the project construction according to the law. With the consent of the Employer, the Notice to Proceed issued by the Supervisor shall comply with the law. The Supervisor shall give the Notice to Proceed to the Contractor 7 days before the Planned Commencement Date. The Construction Duration shall be from the Commencement Date specified in the Notice to Proceed.

Unless otherwise agreed in the Special Terms and Conditions of the Contract, if the Supervisor fails to give the Notice to Proceed within 90 days from the Planned Commencement Date for the reason of the Employer, the Contractor shall have the right to make a request for price adjustment or termination of the Contract. The Employer shall be liable to the increased costs and (or) the delay of Construction Duration and pay reasonable profits to the Contractor.

Surveying and Setting Out

Unless otherwise agreed in the Special Terms and Conditions of the Contract, the Contractor shall be responsible for carrying out all the surveying and setting out during construction and providing personnel with relevant qualifications, qualified instruments, devices and other articles. The Contractor shall correct the Construction Site, elevation, size or any error of benchmark, and shall be responsible for positioning of each part of the Project.

The Contractor shall be responsible for the protection of surveying markers including benchmarks at the Construction Site during construction.

6.3.       Delay of Construction Duration

If the delay of Construction Duration is caused by the Contractor, the method for calculating the liquidated damages for overdue completion and the upper limit of liquidated damages for overdue completion can be specified in the Special Terms and Conditions of the Contract. After the Contractor pays the liquidated damages for overdue completion, this will not exempt the Contractor from the obligations to continue to complete the Project and repair the defects.

When the Contractor meets any adverse material conditions or abnormal extreme weather conditions, the Contractor shall take reasonable measures to overcome the adverse material conditions or abnormal extreme weather conditions for purpose of continuous construction, and inform the Employer and the Supervisor of these measures timely. The Supervisor shall timely give an instruction with the consent of the Employer; in case of any change, the changed instruction shall prevail.

Suspension of Construction for the Reason of the Contractor

If the suspension of construction is caused by the Contractor, the Contractor shall be liable to the increased costs and (or) the delay of Construction Duration. If the Contractor does not resume the construction within 84 days after receiving the instruction for resuming the construction from the Supervisor, it shall be deemed that the Contractor cannot continue to perform the Contract.

Instruction for Suspension of Construction

Where the Supervisor considers that it is necessary, after obtaining the approval from the Employer, the Supervisor can give the instruction of suspension of construction to the Contractor and the Contractor shall suspend the construction based on the instruction of the Supervisor.

Suspension of Construction in Emergency

If the suspension of construction is required due to the emergency conditions, the Contractor shall inform the Supervisor and Employer timely. The Supervisor shall give the instruction within 24 hours after receiving the notice.

Resuming after Suspension of Construction

After the suspension of construction, the Employer and the Contractor shall take effective measures to actively eliminate the effect of suspension of construction. Before resuming the construction, the Supervisor shall determine the loss caused by the suspension of construction with the Employer and the Contractor and determine the resuming conditions of the Project. Where the Project meets the resuming conditions, the Supervisor shall give the notice of resuming the construction to the Contractor after obtaining the approval of the Employer and the Contractor shall resume the construction according to the requirements of notice of resuming the construction.

If the Contractor delays and refuses resuming the construction for no reason, the Contractor shall be liable to the increased costs and delay of Construction Duration arising therefrom.

Custody of the Project during Suspension of Construction

During the suspension of construction, the Contractor shall be responsible for properly taking charge of the Project and providing the safety guarantee and the increased costs shall be borne by the Responsible Party.

Measures for Suspension of Construction

During the suspension of construction, the Employer and the Contractor shall take necessary measures to ensure the quality and safety of the Project and prevent losses from expanding due to suspension of construction.

7.          Materials and Equipment

7.1        Materials and Engineering Equipment Supplied by the Employer

If the Employer provides the materials and Engineering Equipment by itself, the Employer shall, at the time of signing the Contract, specify the type, specification, model, quantity, unit price, quality grade and delivery place of materials and Engineering Equipment in Attachment List for Materials and Equipment Supplied by the Employer to the Special Terms and Conditions of the Contract.

The Contractor shall inform the Employer of the mobilization of materials and Engineering Equipment supplied by the Employer in written form 30 days in advance through the Supervisor.

Materials and Engineering Equipment Purchased by the Contractor

Where the Contractor is responsible for purchasing materials and Engineering Equipment, the Contractor shall purchase them in accordance with the design requirements and relevant standards. The Contractor shall also provide the certificate of product qualification and ex-factory certificate to ensure the quality of materials and Engineering Equipment.

Acceptance and Rejection of Materials and Engineering Equipment

The quality of materials and Engineering Equipment purchased by the Contractor shall be qualified. The Contractor shall inform the Supervisor to inspect the materials and Engineering Equipment 24 hours before arrival. The permanent equipment and materials shall be manufactured and produced by the Contractor in accordance with relevant quality standards. The Contractor shall submit samples of materials and relevant data to the Supervisor and shall obtain the consent of the Supervisor before using the materials or Engineering Equipment.

Where the materials and Engineering Equipment purchased by the Contractor do not conform to the design or relevant standard requirements, the Contractor shall transport the materials and Engineering Equipment that do not conform to the design or relevant standard requirements out of the Construction Site within a reasonable time required by the Supervisor and shall repurchase the materials and Engineering Equipment conforming to the requirements. The Contractor shall be liable to the increased costs and (or) the delay of Construction Duration.

Storage and Use of Materials and Engineering Equipment Purchased by the Contractor

The Contractor shall properly store the purchased materials and Engineering Equipment and the Contractor shall bear relevant storage costs. Where the materials and Engineering Equipment must be inspected or tested before use according to the law, the Contractor shall carry out the inspection or test according to the requirements of the Supervisor. The Contractor shall bear the inspection or test expenses and do not use the unqualified ones.

When the Employer or the Supervisor finds that the Contractor uses the materials and Engineering Equipment that do not conform to the design or relevant standards and requirements, the Employer or the Supervisor has the right to require the Contractor to repair, remove or repurchase the materials and Engineering Equipment. The Contractor shall be liable to the increased costs and (or) the delay of the

Construction Duration.

Prohibition of Use of Unqualified Materials and Engineering Equipment

The Supervisor has the right to reject the unqualified materials or Engineering Equipment provided by the Contractor and require the Contractor to replace such materials or equipment without delay. The Supervisor shall carry out the inspection and test again after replacement and the Contractor shall be liable to the increased costs and (or) the delay of Construction Duration.

If the Supervisor finds that the Contractor uses unqualified materials and Engineering Equipment, the Contractor shall immediately make correction as per the Supervisor’s instruction and shall prohibit using unqualified materials and Engineering Equipment in the Project.

Sample

Submission and Sealing of Samples

The type, name, specification and quantity of materials or Engineering Equipment samples required to be submitted by the Contractor shall be specified in the Special Terms and Conditions of the Contract. The submission procedures of samples are as follows:

(1)         The Contractor shall submit the samples to the Supervisor 28 days before the scheduled procurement. The samples submitted by the Contractor shall come from the actual production places of supplied materials. The specification and quantity of provided samples can sufficiently indicate that the quality, model, color, surface treatment, texture, error and other required characteristics of materials or Engineering Equipment.

(2)         During each submission of samples, the Contractor shall attach it with the declaration form, clearly specifying the relevant data and documents of the submitted samples and indicating the drawing number corresponding to each sample. An opinion column shall be reserved for the reply of the Supervisor. The Supervisor shall reply the approval opinions on the samples confirmed and signed by the Employer to the Contractor within 7 days after receiving the samples submitted by the Contractor.

(3)         The samples approved and confirmed by the Employer and the Supervisor shall be sealed as per the agreed method and the sealed samples shall be one of the standard sample for testing relevant parts of the Project. The Contractor shall not use any materials or Engineering Equipment inconsistent with the samples in the course of the construction.

(4)         The approval and confirmation of samples by the Employer and the Supervisor shall be only used for confirming the characteristics or applications of relevant materials or Engineering Equipment and shall not be understood as the modification or change of the Contract nor alleviate or exempt the Contractor from any responsibilities and obligations. If the sealed samples modify or change the provisions of the Contract, the Contracting Parties shall confirm it in the form of a written agreement.

Storage of Samples

The approved samples shall be sealed and stored on site by the Supervisor. The Contractor shall provide a suitable and fixed place on site for storage of samples and keep them in good and suitable storage conditions.

Replacement of Materials and Engineering Equipment

If the substitute materials and Engineering Equipment are used in the following occasions, the Contractor shall replace them according to the procedures agreed in Subclause 8.7.2:

(1)         If they are prohibited by law which comes into effect after the Base Date;

(2)         If the Employer requires to use the substitutes;

(3)         If the substitutes must be used due to other reasons.

The Contractor shall inform the Supervisor in written form 28 days before the use of the substitute materials and Engineering Equipment and attach the following documents:

(1)         The name, quantity, specification, model, brand, performance, price and other relevant data of the replaced materials and Engineering Equipment;

(2)         The name, quantity, specification, model, brand, performance, price and other relevant data of the substitutes;

(3)         Difference between the substitutes and the replaced ones and impact of the substitutes on the Project;

(4)         Price difference between the substitutes and the replaced ones;

(5)         Reasons and causes for the use of the substitutes;

(6)         Other documents required by the Supervisor.

The Supervisor shall give a written instruction confirmed and signed by the Employer to the Contractor within 14 days after receiving the notice. If the Supervisor gives the written instruction after that time, it is deemed that the Employer and the Supervisor agree to use the substitutes.

If the Employer agrees to use the substitute materials and Engineering Equipment, the price of substitute materials and Engineering Equipment shall be confirmed based on the price of the same item in Priced Bill of Quantities or Budget Statement. If there is no same item, the price shall be confirmed by reference to the price of similar item. If there are no same and similar items, according to the principle of reasonable composition between cost and profit, the price shall be confirmed by the Contracting Parties under [Negotiation or Determination].

Construction Equipment and Temporary Facilities

Construction Equipment and Temporary Facilities Provided by the Contractor

The Contractor shall timely provide the Construction Equipment and build Temporary Facilities according to the requirements in Contract Schedule. The Contractor’s Equipment entering the Construction Site can be used only after being inspected by the Supervisor. If the Contractor replaces the Contractor’s Equipment as agreed in the Contract, the Contractor shall report it to the Supervisor for approval.

Unless otherwise specified in the Special Terms and Conditions of the Contract, the Contractor shall bear the costs for building the Temporary Facilities on its own. If temporary land occupation is required, the Employer shall handle the application formalities and bear corresponding costs.

Construction Equipment and Temporary Facilities Provided by the Employer

The Construction Equipment or Temporary Facilities provided by the Employer shall be specified in the Special Terms and Conditions of the Contract.

Increase or Replacement of Construction Equipment Required by the Contractor

When the Construction Equipment used by the Contractor cannot meet the Contract Schedule and (or) the quality requirements, the Supervisor has the right to ask the Contractor to increase or replace the Construction Equipment. The Contractor shall increase or replace them timely and be liable to the increased costs and (or) the delay of Construction Duration.

Special Requirements on Materials and Equipment

The materials, Engineering Equipment and Construction Equipment transported by the Contractor to the Construction Site as well as the Temporary Facilities built at the Construction Site must be used for the Project only, including spare parts, installation tools and data. Without the approval of the Employer, the Contractor shall not transport them out of the Construction Site or use them for other purposes. After the approval of the Employer, the Contractor can remove idle Construction Equipment and other items as per the Construction Schedule.

Test Equipment and Testers

The Contractor shall carry out the on-site material test in accordance with the Contract or the Supervisor’s instructions and the Contractor shall provide the test site, testers, test equipment and other necessary test conditions. If necessary, the Supervisor can use the test site, test equipment and other test conditions provided by the Contractor to carry out the material review test for the purpose of project quality inspection and the Contractor shall give relevant assistance.

The Contractor shall provide test equipment, sampling device, test site and test conditions according to the Special Condition of Contract and submit relevant Mobilization Schedule to the Supervisor.

The test equipment provided by the Contractor shall conform to the requirements of corresponding test procedures and shall be inspected by the competent testing institution. Before the test equipment are used formally, the equipment shall be calibrated jointly by the Supervisor and the Contractor.

The Contractor shall submit the list of testers, their positions, qualification certificates and other certification materials to the Supervisor, and the testers shall be familiar with relevant inspection and test. The Contractor shall be responsible for correctness of the test procedures of the testers and test results.

Sampling

If the test is a self-test, the Contractor can carry out the sampling separately. If the test is a spot check by the Supervisor, the sampling can be carried out by the Supervisor or by the testers of the Contractor under the supervision of the Supervisor.

Test and Inspection of Materials, Engineering Equipment and Works

The Contractor shall carry out the test and inspection on materials, Engineering Equipment and works as agreed in the Contract and provide necessary test data and original records about quality inspection of the above-mentioned materials, Engineering Equipment and works for the Supervisor. Where the test and inspection are jointly carried out by the Supervisor and the Contractor as specified in the Contract, necessary test data and original records shall be provided by the Contractor.

Where the test is a self-test, the Contractor can carry out the test separately. Where the test is a spot check by the Supervisor, the Supervisor can carry out the test separately or the Contractor and the Supervisor jointly carry out the test. Where the Contractor disagrees with the results of test carried out by the Supervisor separately, the Contractor can apply for carrying out the test jointly again. Where it is agreed to carry out the test jointly and the Supervisor fails to participate in the test as agreed, the Contractor can carry out the test on its own and submit the test results to the Supervisor and the Supervisor shall accept the test results.

Where the Supervisor has any objection to the test and test results of the Contractor or asks the Contractor to carry out the test and inspection again to ascertain the reliability of the Contractor’s test and inspection results, the test can be carried out by the Supervisor and the Contractor jointly. Where the retest and re-inspection results prove that the quality of such materials, Engineering Equipment or the works do not conform to the requirements of the Contract, the Contractor shall be liable to the increased costs and (or) the delay of Construction Duration. Where the retest and re-inspection results prove that the quality of such materials, Engineering Equipment or the works conforms to the requirements of the Contract, the Employer shall be liable to the increased costs and (or) the delay of Construction Duration.

Site Process Test

The Contractor shall conduct site process test according to the Contract or the Supervisor’s instructions. For large site process test, if the Supervisor considers it necessary, the Contractor shall prepare the process test plan according to the process test requirements proposed by the Supervisor, and submit it to the Supervisor for review.

8.          Changes

8.1        Scope of Changes

Unless otherwise specified in Special Terms and Conditions of the Contract, changes shall be made in accordance with this Clause in case of the following occasions in the performance of the Contract:

(1)         Increase or decrease any work in the Contract or supplement extra work;

(2)         Cancel any work in the Contract excluding the work shifted to others for implementation;

(3)         Change the quality standards or other character of any the work in the Contract;

(4)         Change the base line, elevation, position and size of the works;

(5)         Change the time arrangement or implementation sequence of the works.

Changing Right

Both the Employer and the Supervisor can propose changes. Change instructions shall be issued by the Supervisor after being approved by the Employer. The Contractor can implement the changes only after receiving the change order signed and confirmed by the Employer. The Contractor shall not change any part of the works without permission.

In case of design change, the Designer shall provide the changed drawings and descriptions. Where the change is beyond the scope of original design standard or approved construction scale, the Employer shall timely handling the planning, design changes and other approval procedures.

Changing Procedures

Changes Proposed by the Employer

For changes proposed by the Employer, the Supervisor shall issue a change order to the Contractor, describing the planned changed scope of works and changed contents.

Changes Suggestion Proposed by the Supervisor

Where the Supervisor proposes the change suggestion, the Supervisor shall deliver a change plan in written form to the Employer, describing the planned changed scope of work and changed contents and reasons as well as the impact on Contract Price and Construction Duration after change. Where the Employer agrees with these changes, the Supervisor shall issue the change order to the Contractor. Otherwise, the Supervisor has no right to issue the change order without permission.

Change Implementation

After receiving the change order issued by the Supervisor, where the Contractor considers that it is unfeasible, the Contractor shall immediately give reasons. Where the Contractor considers that it is feasible, the Contractor shall give written instructions to the impact of change implementation on the Contract Price and Construction Duration and the valuation of change shall be determined by Contracting Parties in accordance with Valuation of Change.

9.          Contract Price, Measurement and Payment

9.1        Form of Contract Price

The Employer and Contractor shall select one of the following forms of Contract price from the Contract Agreement:

1.          Unit Price Contract

The Unit Price Contract is a construction contract for construction works, under which the Contracting Parties agree that the Contract Price shall be calculated, adjusted and determined based on the Bill of Quantities and the Comprehensive Unit Price. The Contract Unit Price shall be not adjusted within the agreed scope. The risk range included in the comprehensive unit price and the calculation method for risk costs shall be agreed by the Contracting Parties in Special Terms and Conditions of the Contract. Besides, the adjustment method for the Contract Price beyond the risk range shall also be agreed. The adjustment arising from market price fluctuation shall be conducted as per [Adjustment due to Market Price Fluctuation].

2.          Lump Sum Contract

The Lump Sum Contract is a construction contract for construction works, under which the Contracting Parties agree that the Contract Price shall be calculated, adjusted and determined based on the Construction Drawing, Priced Bill of Quantities or Budget Statement and relevant conditions. The contract lump sum shall be not adjusted within the agreed scope. The risk range included in the lump sum and the calculation method for risk costs shall be agreed by the Contracting Parties in Special Terms and Conditions of the Contract. Besides, the adjustment method for the Contract Price beyond the risk range shall also be agreed. The adjustment arising from market price fluctuation shall be conducted as per [Adjustment due to Market

Price Fluctuation]. The adjustment arising from change in laws shall be conducted as per [Adjustment due to Change in Laws].

3.          Other Price Forms

The Contracting Parties can agree on other forms of Contract Price in Special Terms and Conditions of the Contract.

9.2        Payment of Progress Payment

Payment Term

Unless otherwise specified in Special Terms and Conditions of the Contract, payment term shall be consistent with the measurement cycle as per [Measurement Cycle].

Preparation of Progress Payment Application Form

Unless otherwise specified in Special Terms and Conditions of the Contract, Progress Payment Application Form shall include the following contents:

(1)         The amount corresponding to completed work up to this payment term;

(2)         Increased and deducted change amount as per [Change];

(3)         Payable advance payment and deductible returned advance as per [Advance];

(4)         Quality Guarantee Deposit that shall be deducted as per [Quality Guarantee Deposit];

(5)         Claim amount to be increased and deducted as per [Claim];

(6)         Modification for the errors in the issued Payment Certificate for Progress Payment and the amount to be paid or deducted from this Progress Payment;

(7)         Other amount to be increased and deducted as agreed in the Contract.

Submission of Progress Payment Application Form

Review and Payment of Progress Payment

(1)         Unless otherwise specified in Special Terms and Conditions of the Contract, the Supervisor shall review and report it to the Employer within 7 days after receiving Progress Payment Application Form and relevant data from the Contractor and the Employer shall finish the approval and issuance of the Payment Certificate for Progress Payment within 7 days after receiving the application form.

In case of any objection to the Progress Payment Application Form submitted by the Contractor, the Employer and Supervisor have the right to require the Contractor to correct such form and provide supplementary data. Afterwards, the Contractor shall submit the corrected Progress Payment Application Form. The Supervisor shall review and report it to the Employer within 7 days after receiving Progress Payment Application Form corrected by the Contractor and relevant data and the Employer shall issue a temporary Payment Certificate for Progress Payment for part without objection within 7 days after receiving the Progress Payment Application Form and relevant data reported by the Supervisor.

(2)         Unless otherwise specified in Special Terms and Conditions of the Contract, the Employer shall make the payment with 14 days after signing and issuing Payment Certificate for Progress Payment or temporary Payment Certificate for Progress Payment. If the Employer fails to pay it within due date, the Employer shall pay the liquidated damages according to the benchmark interest rate for the loan of the same kind and in the same period issued by People's Bank of China.

(3)         Issuing the Payment Certificate for Progress Payment or temporary Payment Certificate for Progress Payment by the Employer doesn’t mean that the Employer agrees, approves or accepts corresponding work completed by the Contractor.

Correction of Progress Payment

In case of any error, omission or repetition in the issued Payment Certificate for Progress Payment through staged summary and review, both the Employer and the Contractor have the right to propose any correction application. The corrected price approved by the Employer and the Contractor shall be paid or deducted from the next payment of the Progress Payment.

10.        Acceptance and Project Commissioning

10.1      Completion Acceptance

10.1.1        Completion Acceptance Conditions

The Contractor can apply for the completion acceptance for the works conforming to the following conditions:

(1)         Except for the punch-list items and defect repair works agreed by the Employer, all the works within the scope of the Contract and relevant work, including the tests, commissioning and inspections required by the Contract are completed and they conform to the requirements of the Contract;

(2)         The punch list, the list of defect repair work and corresponding construction plan have been prepared according to the Contract;

(3)         The completion data has been prepared according to the contents and the number of copies agreed in the Contract.

Completion Acceptance Procedures

Unless otherwise specified in the Special Terms and Conditions of the Contract, the completion acceptance applied by the Contractor shall be carried out according to the following procedures:

(1)         The Contractor submits an application report for completion acceptance to the Supervisor and the Supervisor shall finish the review of the application report within 14 days after receiving it and submit it to the Employer. After review, if the Supervisor considers that the works fail to meet the acceptance conditions, the Supervisor shall notify the Contractor of the work contents to be finished by the Contractor before the completion acceptance. After finishing all the work notified by the Supervisor, the Contractor shall submit the application report for completion acceptance again.

(2)         After review, if the Supervisor considers that the works meet the completion acceptance conditions, the Supervisor shall submit the application report for completion acceptance to the Employer. The Employer shall finish the approval within 28 days after receiving the application report for completion acceptance reviewed by the Supervisor and organize the related personnel such as the Supervisor, the Contractor and the Designer to finish the completion acceptance.

(3)         If the completion acceptance is qualified, the Employer shall issue the Project Acceptance Certificate to the Contractor within 14 days after the completion acceptance is qualified. In the event that the Employer fails to issue the Project Acceptance Certificate within the specified period without justified reasons, the Project Acceptance Certificate shall be deemed as being issued since the 15th day after the completion acceptance is qualified.

(4)         In the event that the completion acceptance is not qualified, the Supervisor shall give instructions as per the acceptance opinions to require the Contractor to re-work, repair the unqualified works or to take other remedial measures. The Contractor shall be liable to the increased costs and (or) the delay of the Construction Duration. After the re-work and repair for the unqualified works are completed or other remedial measures are taken by the Contractor, the application report for completion acceptance shall be re-submitted and the completion acceptance shall be carried out again as per the procedures herein.

(5)         If the Project has not been accepted or fails to pass the acceptance, but the Employer puts it into operation without permission, the Project Acceptance Certificate shall be issued to the Contractor within 7 days after the occupied works are transferred. If the Employer fails to issue the Project Acceptance Certificate within the above mentioned period without justified reasons, the Project Acceptance Certificate shall be deemed as being issued since the 15th day after the occupied works are transferred.

Unless otherwise specified in the Special Terms and Conditions of the Contract, if the Employer fails to organize the completion acceptance and issue the Project Acceptance Certificate in accordance with the provisions in this clause, the Employer shall pay the liquidated damages according to the benchmark interest rate for the loan of the same kind in the same period issued by People's Bank of China based on the singed Contract Price as the cardinal number for each overdue day.

Completion Date

If the Works pass the completion acceptance, the Actual Completion Date should be the date when the Contractor submits the application report for completion acceptance, and the date shall be clearly indicated on the Project Acceptance Certificate. if the completion acceptance fails to be finished within 42 days after the date when the Supervisor receives the application report for completion acceptance for the reason of the Employer, or the Employer does not issue the Project Acceptance Certificate after the completion acceptance, the Actual Completion Date should be the date when the application report for completion acceptance is submitted. If the completion acceptance is not carried out for the Works and the Employer puts it into operation without permission, the Actual Completion Date should be the date when the occupied works are transferred.

Refuse to Accept All or Part of the Works

For the works failing to pass the completion acceptance, the Contractor shall conduct the completion acceptance again after rectification. If the works are still unqualified after the second completion acceptance and no remedial measure is applicable, the Employer can refuse to accept the unqualified works. If any other works cannot be normally used due to the unqualified works, the Contractor shall take measures to guarantee the normal usage of the relevant works, and the Contractor shall be liable to the increased costs and (or) the delay of the Construction Duration arising therefrom.

10.1.2         Handover and Acceptance of All and Part of the Works

Unless otherwise specified in Special Terms and Conditions of the Contract, the Contracting Parties shall finish the handover of the works within 7 days after the issuance of the Project Acceptance Certificate.

If the Contractor refuses to handover the works without justified reasons, the Contractor shall bear various expenses related to taking charge of the Project, finished product protection and storage. The Contracting Parties can otherwise specify the default responsibilities of the Contractor for the refusal of the works handover in the Special Terms and Conditions of the Contract.

10.2      Demobilization

Demobilization

After the Project Acceptance Certificate is issued, the Contractor shall clean the Construction Site according to the following requirements:

(1)         All the wastes left have been removed out of the Construction Site;

(2)         The Temporary Works have been dismantled and the site has been cleaned, leveled or recovered;

(3)         The personnel, Contractor’s Construction Equipment and residual materials, including the waste Construction Equipment and materials, which should be demobilized and removed according to the Contract, have been demobilized and removed from the Construction Site as planned;

(4)         The construction debris in surrounding area of the Construction Site and on the nearby road and river has been completely removed;

(5)         Other Construction Site clearing work has been finished completely.

The demobilization cost at the Construction Site shall be borne by the Contractor. The Contractor shall finish the demobilization work within the time limit agreed in the Special Terms and Conditions of the Contract. If the demobilization is not completed within the time limit, the Employer has the right to sell or treat the items left by the Contractor at the Employer's own will, and the expenses incurred therefrom shall be borne by the Contractor. The Employer's gains generated from selling the items left by the Contractor shall be returned to the Contractor after necessary expenses being deducted.

Ground Surface Recovery

The Contractor shall recover the temporarily occupied land and clean the site according to the requirements of the Employer. If the Contractor fails to recover the temporarily occupied land according to the requirements of the Employer, or the site cleaning fails to meet the requirements of the Contract, the Employer has the right to entrust other personnel to recover or clean the site, and the expenses incurred therefrom shall be borne by the Contractor.

11.        Completion Settlement

11.1      Completion Settlement Application

Unless otherwise specified in the Special Terms and Conditions of the Contract, within 28 days after project completion acceptance is qualified, the Contractor shall submit the Completion Settlement Application Form and the complete settlement data to the Employer and the Supervisor. The data list and the number of copies together with other requirements related to Completion Settlement Application Form shall be agreed by the Contracting Parties in the Special Terms and Conditions of the Contract.

Unless otherwise specified in the Special Terms and Conditions of the Contract, the Completion Settlement Application Form shall include the following contents:

(1)         Contract Price in completion settlement;

(2)         The amount the Employer has paid to the Contractor;

(3)         Detained Quality Guarantee Deposit;

(4)         The Contract Price the Employer shall pay to the Contractor.

11.2      Completion Settlement Verification

(1)         Unless otherwise specified in the Special Terms and Conditions of the Contract, the Supervisor shall complete the verification and submit it to the Employer within 14 days after receiving the Completion Settlement Application Form. The Employer shall finish review and approval within 14 days after receiving the Completion Settlement Application Form verified and submitted by the Supervisor and the Supervisor shall sign and issue the Completion Payment Certificate signed and confirmed by the Employer to the Contractor. In the event that the Supervisor or the Employer has any objection to the Completion Settlement Application Form, the Supervisor or the Employer has the right to ask the Contractor to correct it and provide supplementary data and the Contractor shall submit the corrected Completion Settlement Application Form.

In the event that the Employer fails to finish the review and approval and raises no objection within 28 days after receiving the Completion Settlement Application Form submitted by the Contractor, it shall be deemed that the Employer has approved the Completion Settlement Application Form submitted by the Contractor and that the Employer has signed and issued the Completion Payment Certificate since the 29th day after receiving the Completion Settlement Application Form submitted by the Contractor.

(2)         Unless otherwise specified in the Special Terms and Conditions of the Contract, the Employer shall make the completion payment to the Contractor within 14 days after signing and issuing the Completion Payment Certificate. In the event that the Employer fails to make the payment within the time limit, the Employer shall pay liquidated damages according to the benchmark interest rate issued by the People’s Bank of China for the loan of the same kind in the same period. In the event that the Employer delays in making the payment for more than 56 days, the Employer shall pay liquidated damages according to the interest rate twice as much as the benchmark interest rate issued by the People’s Bank of China for the loan of the same kind in the same period.

(3)         Where the Contractor has any objection to the Completion Payment Certificate signed and confirmed by the Employer, the Contractor shall raise the objection within 7 days after receiving the Completion Payment Certificate signed and confirmed by the Employer and the Contracting Parties shall review according to the methods and procedures specified in the Special Terms and Conditions of the Contract or handle the objection according to [Dispute Settlement]. For the part without objections, the Employer shall sign and issue temporary Completion Payment Certificate and make the payment according to Subclause (2). Where the Contractor raises no objections within the time limit, it shall be deemed that the Contractor accepts the approval results of the Employer.

11.3      Final Settlement

11.3.1        Final Settlement Application Form

(1)         Unless otherwise specified in the Special Terms and Conditions of the Contract, the Contractor shall submit the Final Settlement Application Form in the number of copies specified in the Special Terms and Conditions of the Contract and relevant supporting evidence to the Employer within 7 days after the Termination Certificate for Defects Liability Period is issued.

Unless otherwise specified in the Special Terms and Conditions of the Contract, the Final Settlement Application Form shall clearly list the Quality Guarantee Deposit, deductible Quality Guarantee Deposit and the increased and reduced expenses during the Defects Liability Period.

(2)         In the event that the Employer has any objection to the Final Settlement Application Form, the Employer has the right to require the Contractor to make correction and provide supplementary data and the Contractor shall submit the corrected Final Settlement Application Form to the Employer.

11.3.2        Final Settlement Certificate and Payment

(1)         Unless otherwise specified in the Special Terms and Conditions of the Contract, the Employer shall finish review and approval and issue Final Settlement Certificate to the Contractor within 14 days after receiving the Final Settlement Application Form submitted by the Contractor. In the event that the Employer fails to finish the review and approval and raises no objection within the time limit, it shall be deemed that the Employer agrees with the Final Settlement Application Form submitted by the Contractor and that the Final Settlement Application Form submitted by the Contractor is deemed to be issued since the 15th day after the Employer receives the Final Settlement Application Form submitted by the Contractor.

(2)         Unless otherwise specified in the Special Terms and Conditions of the Contract, the Employer shall make the payment within 7 days after the Final Settlement Certificate is issued. In the event that the Employer fails to make the payment within the time limit, the Employer shall pay liquidated damages according to the benchmark interest rate issued by the People’s Bank of China for the loan of the same kind in the same period. In the event that the Employer delays in making the payment for more than 56 days, the Employer shall pay liquidated damages according to the interest rate twice as much as the benchmark interest rate issued by the People’s Bank of China for the loan of the same kind in the same period.

(3)         In the event that the Contractor has any objection to the Final Settlement Certificate issued by the Employer, the objection shall be handled according to [Dispute Settlement].

12.        Breach of Contract

12.1      Breach by the Employer

12.1.1        Cases of Breach by the Employer

The following cases during the performance of the Contract are the defaults by the Employer:

(1)         The Contract Price is not paid according to the Contract for the reason of the Employer;

(2)         The Employer fails to fulfill other obligations as specified in the Contract.

12.1.2        Where the Employer requires to terminate or rescind the Contract for its own reason, the Employer shall notify the Contractor and the Contract terminates or rescinds since the Contractor receives the notice. However, the Employer shall pay the work which has been completed by the Contractor as well as the amount for materials, Engineering Equipment and other items purchased and paid by the

Contractor for the project construction within 28 days upon the termination of the Contract.

12.2      Breach by the Contractor

12.2.1        Cases of Breach by the Contractor

The following cases during the performance of the Contract are the defaults by the Contractor:

(1)         The Contractor contracts out not in accordance with the Contract or subcontracts illegally;

(2)         The Contractor purchases and uses unqualified materials and Engineering Equipment not in accordance with the Contract;

(3)         The quality of the Construction Works fails to meet the requirements of the Contract for the reason of the Contractor;

(4)         The Contractor removes the materials or equipment entering the Construction Site as agreed in the Contract out of the Construction Site without permission, not in accordance with [Special Requirements for Materials and Equipment];

(5)         The Contractor fails to finish the works specified in the Contract on time according to the Construction Schedule, leading to delay in the Construction Duration;

(6)         During the Defects Liability Period and Warranty Period, the Contractor fails to repair the defects of the works within reasonable time limit, or refuses to repair according to the requirements of the Employer;

(7)         The Contractor clearly states or does action to show that it will not fulfill the main obligations agreed in the Contract;

(8)         The Contractor fails to fulfill other obligations as agreed in the Contract.

Except for other defaults agreed in Paragraph (7) under this Subclause, the Supervisor can send a rectification notice to the Contractor to require the Contractor to rectify within the time limit.

12.2.2        The Contractor’s Liabilities for Breach

The Contractor shall be liable to the increased costs and (or) the delay of Construction Duration due to its breaches. In addition, the Contracting Parties can specify the methods of bearing liability and calculation method for the Contractor’s liabilities for breach in Special Terms and Conditions of the Contract.

12.2.3        Termination of the Contract Due to Breach of the Contractor

Unless otherwise specified in the Special Terms and Conditions of the Contract, when the defaults agreed in [Cases of Breach by the Contractor] occur or after the Supervisor has sent the rectification notice, the Contractor fails to correct its breaches within the specified reasonable time limit, causing that the contract purposes cannot be achieved, the Employer has the right to terminate the Contract. After the termination of the Contract, for the needs to continue completing the works, the Employer has the right to use the Contractor’s materials, equipment and Temporary Works, documents and other documents prepared by the Contractor or in the Contractor’s name at the Construction Site. The Contracting Parties shall specify the methods of bearing corresponding expenses in the Special Terms and Conditions of the Contract. The continuous use by the Employer shall not exempt or alleviate the Contractor from the Contractor’s liabilities for breaches.

Treatment after the Termination of the Contract Due to Default of the Contractor

Where the Contract is terminated for the reason of the Contractor, the Contracting Parties shall finish valuation, payment and settlement within 28 days after the termination of the Contract as per the following agreement:

(1)         After the termination of the Contract, discuss or determine the Contract Price corresponding to the works actually completed by the Contractor, as well as the values of the materials, Engineering Equipment, Construction Equipment and Temporary Works provided by the Contractor, according to [Negotiation or Determination];

(2)         The liquidated damages to be paid by the Contractor after the termination of the Contract;

(3)         Losses to the Employer due to the termination of the Contract;

(4)         After the termination of the Contract, the Contractor shall clean the site and demobilize according to the requirements of the Employer and the instructions from the Supervisor;

(5)         After the termination of the Contract, the Employer and the Contractor shall make settlement, issue the Final Settlement Payment Certificate and settle all payments.

Where the Contract is terminated due to the Contractor’s breaches, the Employer has the right to suspend the payments to the Contractor and ascertain all payments and the deducted amount. Where the Employer and the Contractor fail to reach an agreement on the settlement and payments after the termination of the Contract, it shall be handled according to [Dispute Settlement].

Assignment of Procurement Contract Rights and Interests

Where the Contract is terminated due to the Contractor’s breaches, the Employer has the right to require the Contractor to assign the rights and interests of the Procurement Contract for the materials and equipment, which is signed for the performance of the Contract, to the Employer and the Contractor shall assist the Employer in reaching relevant assignment agreements with the suppliers for such Procurement Contract within 14 days after receiving the notice about the termination of the Contract.

12.2.4        For the compensation for damages, liquidated damages, fines and related expenses the Employer requires the Contractor to pay as agreed in the Contract, the Employer can deduct from the Project Payment payable to the Contractor. The amount exceeding the Project Payment shall be paid by the Contractor separately.

13.        Force Majeure

13.1      Affirmation of Force Majeure

The Force Majeure refers to natural hazards and social sudden events such as earthquake, tsunami, plague, riot, curfew, rebellion, war, and other conditions agreed in Special Terms and Conditions of the Contract that are unforeseeable by the Contracting Parties when signing the Contract and unavoidable as well as insurmountable during the performance of the Contract.

After the Force Majeure happens, the Employer and the Contractor shall collect evidence proving the occurrence of such force majeure and the losses caused by it and calculate such losses timely and carefully. Any disagreement between the Contracting Parties on the confirmation of force majeure or the losses arising therefrom shall be handled by the Supervisor according to [Negotiation or Determination]. Any dispute thereof shall be handled according to [Dispute Settlement].

Notice of Force Majeure

Where the force majeure event prevents one contracting party from performing obligations under the Contract, this party shall notify the other contracting party and the Supervisor immediately in written form about detailed conditions of such force majeure and about influences on the performance of the Contract and provide necessary evidences.

Where the force majeure continues, one contracting party shall timely submit interim reports to the other contracting party and the Supervisor so as to describe the force majeure and influences on the performance of the Contract and submit a final report and relevant data within 28 days after such force majeure ends.

Undertaking Consequences of Force Majeure

The Contracting Parties shall respectively undertake the consequences and damages caused by the Force Majeure according to the laws and regulations and the Contract. The works completed prior to the occurrence of the force majeure shall be measured and paid as per the Contract.

13.2      Termination of the Contract Due to Force Majeure

Where the Contract cannot be performed for consecutive 84 days or for accumulative 140 days due to force majeure, the Employer and the Contractor both have the right to terminate the Contract. After the termination of the Contract, both Contracting Parties shall negotiate or determine the payments which shall be made by the Employer.

14.        Insurance

14.1      Engineering Insurance

Unless otherwise specified in the Special Terms and Conditions of the Contract, the Contractor shall purchase the contractors' all risks and erection all risks.

Employment Injury Insurance

The Employer shall purchase the employment injury insurance for himself in accordance with laws and regulations. In addition, the Employer shall also purchase the employment injury insurance for the Employer’s employees at the Construction Site and pay all relevant fees for that and require the Supervisor and the third party hired by the Employer for the performance of the Contract to purchase the employment injury insurance by law.

The Contractor shall purchase the employment injury insurance for himself in accordance with laws and regulations. In addition, the Contractor shall also purchase the employment injury insurance for its staff and pay all relevant fees for this and require the Subcontractor and the third party hired by the Contractor for the performance of the Contract to purchase the employment injury insurance by law.

Other Insurances

Unless otherwise specified in the Special Terms and Conditions of the Contract, the Contractor shall purchase the life accident insurance for its staff at the Construction Site and pay premiums for this, including their staff and persons of the third party hired for the performance of the Contract.

Unless otherwise specified in the Special Terms and Conditions of the Contract, the Contractor shall purchase the property insurance for its Construction Equipment.

On-going Term Insurance

The Contracting Parties shall keep in touch with the insurer so that the insurer can be aware of any changes in the construction at any time and guarantee the on-going term insurance according to the insurance contract clauses.

Insurance Certificate

The Contracting Parties shall timely provide the other party with the insurance certificate and copies of the insurance policies for all insurances it has purchased.

Where the Contractor fails to purchase insurance according to the Contract, or fails to maintain the effectiveness of the insurance, the Employer can purchase the insurance on behalf of the Contractor at the expense of the Contractor. In case of inadequate compensation caused by the Contractor’s failure to purchase insurance according to the Contract, the Contractor shall be responsible for complementing the amount of compensation.

15.        Dispute Settlement

Reconciliation

The Contracting Parties can reconcile their disputes by themselves. The agreement made through such reconciliation shall be regarded as a supplementary document to the Contract after being signed and sealed by the Contracting Parties. The Contracting Parties shall comply with such agreement.

Mediation

The Contracting Parties can request the construction administrative authority, industrial association or other third parties to mediate disputes. Any agreement made through such mediation shall be regarded as a supplementary document to the Contract after being signed and sealed by the Contracting Parties. The Contracting Parties shall comply with such agreement.

Arbitration or Litigation

For disputes arising from the Contract or matters related to the Contract, the Contracting Parties can stipulate one of the following methods in the Special Terms and Conditions of the Contract to settle such disputes:

(1)         Apply for arbitration to the agreed arbitration committee;

(2)         File a lawsuit to the people's court having jurisdiction.

16.        Other Agreed Defects Liability and Warranty

Warranty Principles

After the works are handed over to the Employer, for the quality defects caused by the Contractor, the Contractor shall assume the quality defect liability and warranty obligations. When the Defects Liability Period expires, the Contractor shall still assume the obligation of warranty according to the Warranty Period of each part of works agreed in the Contract.

Defects Liability Period

The Defects Liability Period shall be calculated from the actual project Completion Date and the Contracting Parties shall specify the specific period of the Defects Liability Period in the Special Terms and Conditions of the Contract.

Where the acceptance of Unit Works is prior to that of the Project, the Defects Liability Period of the Unit Works, which is qualified through acceptance and delivered for service, shall begin from the date when Unit Works are qualified through acceptance. Where the completion acceptance for the construction works cannot be carried out according to the time limit as specified in the Contract due to the Contractor, the Defects Liability Period shall begin from the date when the completion acceptance is actually passed.

After the completion acceptance of works is qualified, the Contractor shall be responsible for repair the defects caused by the Contractor and bear corresponding identification and maintenance expenses. Where the Contractor doesn’t repair nor bear expenses, the Employer can deduct such expensed from the guarantee deposit or bank guarantee. The Employer can claim compensation against the Contractor for the amount exceeding the guarantee deposit. The Contractor’s repair and bearing of corresponding expenses will not exempt the Contractor from the liability for damages to the works.

After any defect or damage is repaired, where it is checked and proved that such defect or damage has affected the service and performance of the construction works or Engineering Equipment, the Contractor shall re-conduct the tests and commissioning as agreed in the Contract. And all the expenses arising therefrom shall be borne by the Responsible Party.

Unless otherwise specified in the Special Terms and Conditions of the Contract, the Contractor shall issue a notice on expiration of Defects Liability Period to the Employer within 7 days upon the expiration of the Defects Liability Period. The Employer shall verify whether the Contractor has fulfilled the defect repair obligations within 14 days upon receipt of the notice on expiration of Defects Liability Period. Where the Contractor fails to fulfill its defect repair obligations, the Employer has the right to deduct the amount corresponding to the maintenance costs. The Employer shall issue the Termination Certificate for Defects Liability Period to the Contractor within 14 days after receiving the notice on expiration of Defects Liability Period.

Quality Guarantee Deposit

The Quality Guarantee Deposit deducted through negotiation between the Contracting Parties shall be defined in the Special Terms and Conditions of the Contract.

Warranty

Warranty Liability

The Construction Works Warranty Period shall begin from the date when the construction works are qualified through acceptance. The Warranty Period for specific divisional works and sub-divisional works shall be specified by the Contracting Parties in the Special Terms and Conditions of the Contract. However, the Warranty Period shall be not less than the minimum legal Warranty Period. During the Construction Works Warranty Period, the Contractor shall assume the warranty liabilities according to relevant laws and regulations as well as the Contract.

Repair Expenses

During the Warranty Period, the repair expenses shall comply with the following agreements:

(1)         During the Warranty Period, the Contractor shall be responsible for repairing the defects and damages of the works caused by the Contractor and bearing the repair costs as well as assuming the liabilities for personal injury and property damages caused by such defects and damages of the construction works;

(3)         The Contractor may be entrusted to repair the defects and damages of the works caused for other reasons, while the Employer shall bear the repair costs and pay reasonable profits to the Contractor. The Responsible Party shall assume the liabilities for personal injury and property damages caused by such defects and damages of the construction works.

Repair Notice

During the Warranty Period, where the Employer finds defects or damages in the accepted works in service, the Employer shall notify the Contractor in written form to repair. However, where it is urgent to repair such defects or damages immediately, the Employer may inform the Contractor orally and shall confirm the contents in written form within 48 hours after the oral notice, and the Contractor shall arrive at the Construction Site and repair such defects or damages within the reasonable time limit specified in the Special Terms and Conditions of the Contract.

Repair Failure

For the defects or damages of the construction works caused by the Contractor, where the Contractor refuses to repair or fails to repair such defects or damages within the reasonable time limit, and fails to repair even after receiving the written exhortation from the Employer, the Employer has the right to repair by itself or entrust a third party to repair, while the expenses generated therefrom shall be borne by the Contractor. However, where the repair exceeds the scope of defects or damages, the repair expenses for parts exceeding such scope shall be borne by the Employer.

Contractor’s Access Right

During the Warranty Period, to repair defects or damages, the Contractor has the right to access and leave the Construction Site. Except the emergencies where it is urgent to repair defects or damages immediately, the Contractor shall inform the Employer of the access time for repair 24 hours in advance. The Contractor shall enter the Construction Site with the prior consent of the Employer and shall not affect the normal production and operation of the Employer. The Contractor shall observe relevant security and confidentiality regulations of the Employer.

Part III    Special Terms and Conditions of the Contract

1    General Agreement

1.1  Definitions

1.1.1    Composition of the Contract Documents:

(1)   The Contract Agreement;

(2)   Special Terms and Conditions of the Contract;

(3)   General Terms and Conditions of the Contract;

(4)   Letter of Acceptance;

(5)   Standards, specifications and relevant technical documents;

(6)   Drawings (approved drawings provided by the Employer to the Contractor);

(7)   The bid, project budget statement and the attachments thereof;

(8)   Production Base Project for Optical Communication Products of GLOBAL Technology Inc.— Competitive Business Negotiation;

(9)   RFI documents 1 of GLOBAL Technology Inc.;

(10) The negotiation, change/modification and other written agreements or documents between the Parties regarding the Project shall be deemed as the constituent parts of the Contract.

1.1.2    Contracting Parties and Other Interested Parties

Designer:

Name: Beijing Zhongyuan Engineering Design Consulting Co., Ltd.;

Qualification category and class: Building Industry Grade A;

Contact number: 87247967;

E-mail:

Correspondence address:

1.1.3    Project and Equipment

1.1.3.1 Other places which are constituent parts of the construction site include:

1.1.3.2 Temporarily occupied land includes:                                 .

1.2  Laws

Other normative documents applicable to the Contract: per the applicable national, provincial, municipal and local laws, regulations, rules, standards and mandatory standard provisions currently in force.

1.3  Standards and Specifications

1.3.1       Specifications and standards applicable to the Project: Quality assessment and acceptance of the Project shall be performed according to such national and local construction and acceptance specifications formulated by the state as Specification for Construction and Acceptance of Building Decoration Projects (JGJ73-91) and Unified Standards for Quality Inspection and Assessment of Architectural Installation Work (GBJ300-88).

1.4  Priority of Contract Documents

1.    Contract Agreement;

2.    Special Terms and Conditions of the Contract;

3.    General Terms and Conditions of the Contract;

4.    Letter of acceptance;

5.    Standards, specifications and relevant technical documents;

6.    Drawings (approved drawings provided by the Employer to the Contractor);

7.    The bid, project budget statement and the attachments thereof;

8.    Production Base Project for Optical Communication Products of GLOBAL Technology Inc.— Competitive Business Negotiation;

9.    RFI documents 1 of GLOBAL Technology Inc.;

10.  The negotiation, change/modification and other written agreements or documents between the Parties regarding the Project shall be deemed as the constituent parts of the Contract.

1.5  Drawings and the Contractor's Documents

1.5.1    Provision of Drawings

Deadline for the Employer to provide drawings to the Contractor: February 10, 2018;

Quantity of the drawings provided by the Employer to the Contractor: 6 sets;

Confidentiality of the Drawings required by the Employer: no disclosure.

1.6  Liaison

1.6.1   Notices, approvals, proofs, certifications, instructions, orders, requirements, requests, consents, comments, confirmations and decisions related to the Contract, all in written form, shall be delivered to the other party within / days.

1.6.2    The place for the Employer to receive documents: GLOBAL Technology Inc.

The receiver designated by the Employer is: Zhang Lili.

The place for the Contractor to receive documents: GLOBAL Technology Inc.

The receiver designated by the Contractor is:                             .

1.7. Transportation

1.7.1    Right to access to the site. It is agreed that construction personnel shall not access to the site without identification cards.

1.7.2    On-site Transportation

It is agreed that the construction access shall be the boundary between off-site and on-site transportation.

1.7.3    Transportation of Extra Large and Extra Heavy Objects

The temporary reinforcement and reformation costs of road and bridge necessary for transporting extra-large or extra heavy objects and other relevant costs shall be borne by the Contractor.

1.8  IP rights: The copyright of the Drawings provided to the Contractor by the Employer, the technical specifications prepared by the Employer or prepared under the entrustment of the Employer for implementing the Project, and the documents which reflect the requirements of the Employer for the contract or of other similar natures shall belong to the Employer.

1.9  Correction of Errors in Bill of Quantities

Contract Price adjustment due to errors in Bill of Quantities: no adjustment.

Deviation range of quantities that allow Contract Price adjustment: none.

2.    The Employer

2.1  The Employer’s Representative

Name:                      ;

ID number:                      ;

Title:                      ;

Contact number:                      ;

E-mail:                      ;

Correspondence address:

The scope of authority by the Employer to the Employer's representative is as follows:      \.

2.2  Engineer Designated by the Employer

Name:

Title: Employer’s Representative

Authorities: Designate a contract performance representative to the construction site to manage the project progress and project quality, inspect project materials, conduct recheck, participate in project acceptance, supervise and execute payment of the Project Payment, manage construction and safety, issue cease work order, resumption order and acceleration order, and determination subcontractors.

2.3  Provision of Construction Site, Construction Conditions and Basic Data

2.3.1    Provision of Construction Site

Time limit requirements for the Employer to hand over the construction site: The construction party shall be responsible for construction and the Employer shall be responsible for coordination so that the construction site can be completed before the commencement date as specified in the Contract.

2.3.2    Provision of Construction Conditions

Necessary conditions required for construction provided by the Employer include:

(1)        Connecting the required water and electricity lines to the construction site as per the time, location and supply requirements;

(2)        Organizing relevant project departments to conduct joint checkup of drawings and design clarification before commencement;

(3)        Coordinating in protection of underground pipelines, adjoining buildings, structures (including preserved cultural relics), and ancient and precious trees surrounding the construction site. If such items are discovered before construction, the Employer shall be responsible for the coordination.

Other work agreed by the Parties to be done by the Employer shall be resolved through negotiation by the Parties when occurred;

Work of the Contractor entrusted by the Employer shall be otherwise negotiated during the construction period.

3.    The Contractor

3.1  The Contractor's General Obligations

Content of completion materials submitted by the Contractor: Completion Report.

Quantity of completion materials that the Contractor needs to submit: 1 set.

Expenses of completion materials submitted by the Contractor: none.

Handover time for completion materials submitted by the Contractor: within 15 days upon completion.

Requirements for form of completion materials submitted by the Contractor: written form.

Other obligations of the Contractor:

(A)  Names of the plans and statements to be provided and the time to finish the provision: Before construction, the Contractor shall provide the master progress plan of the Project for the Employer to check, and shall provide the Employer with one copy of corresponding project progress plan before the 25th day of each month.

(B)  Responsibilities and requirements for safeguarding construction and undertaking lighting for construction not at night: The Contractor shall assume such responsibilities and requirements from the commencement date to the date when the Project passes completion acceptance and is formally delivered to the Employer. (Formal handover and take-over procedures shall be handled)

(C)  Management procedures relevant to the traffic, environmental sanitation and construction noise on construction site to be handled by the Contractor: Such procedures shall be handled in accordance with requirements.

(D)  Special requirements and undertaking of costs for protection of completed works: The Contractor shall protect the completed works before delivery of the Project, and the Employer shall protect such works after delivery of the Project. If the Employer proposes special protection requirements, it shall undertake to pay the costs incurred therefrom and shall include such costs in the project settlement in the form of RFI documents.

(E)  Requirements and undertaking of costs for protection of underground pipelines, adjoining buildings, structures (including preserved cultural relics), and ancient and precious trees surrounding the construction site: The Employer and the Contractor shall jointly protect such items. If such items affect the Project construction, or if the Employer fails to provide accurate and complete data, the losses incurred therefrom shall be assumed by the Employer. During the construction, the structure and all equipment pipelines of the original buildings are NOT allowed to be removed or changed without consent of the Employer or approval of relevant departments.

(F)  Requirements for construction site cleanness and sanitation: The requirements and standards of the relevant local departments and industrial competent authorities shall be executed. The Contractor shall ensure the following: the temporary roads are smooth, materials are stacked neatly, rubbish and sundries are piled in a centralized manner, the requirements of “material use-up and site clearing upon completion of works” are achieved, the management regulations of relevant governmental departments on construction site traffic, construction noise and environmental protection and safe production are observed, relevant procedures are handled as per regulations, and written notices are given to the Employer. The Contractor shall assume the costs incurred therefrom.

(F)  Other work to be done by the Contractor as agreed by the Parties: It is required to wear safety helmets before entering the construction site. Two copies of complete technical data shall be provided within 15 days upon completion, two sets of as-built drawings shall be provided within 10 days upon completion, and other data required during the construction period shall be provided subject to negotiation between the Parties.

(G)  Before the completed Project is delivered to the Employer, the Contractor shall protect all the facilities and completed works on the site, including the original works, facilities and equipment delivered by the Employer to the Contractor.

3.2  Project Manager

Name: Fu Guixiang;

ID number: 512223197607154698;

Title: Project Manager;

Qualification Grade of Constructor: Grade I;

Certified Constructor Certificate No.:                           ;

Tel: 13906694930;

3.3  Subcontracting

3.3.1    General Agreement on Subcontracting

All the parts of the Project shall not be contracted out.

3.3.2    Determination of Subcontracting

The special works that can be subcontracted are as follows. If the Contractor cannot meet the Employer's requirements for construction duration and quality due to such reasons as personnel, machines and tools, the Employer may allow the Contractor to subcontract the divisional works (e.g., curtain walls, water protection for roofs, air conditioning and greening) of the Project to the subcontractors with corresponding qualifications. However, the major works shall not be subcontracted. The Project shall not be contracted out. The Contractor shall assume the joint responsibilities for the subcontracted works.

3.4  Custody of the Project and Protection of Finished Products and Semi-finished Products

The Contractor shall be responsible for taking custody of the Project and relevant materials and engineering equipment during the construction period (according to Clause 3.4 of the General Terms and Conditions).

3.5. Performance Guarantee

The Contractor undertakes to the Employer as follows: To ensure successful performance of the Project, the Contractor undertakes to make the Project pass acceptance at a time; The Contractor undertakes to make all the works pass acceptance at a time, and if there is any unacceptable work, the Employer may terminate the Contract immediately and the Contractor shall have no objections; If there are any construction operations in a stage failing to pass acceptance, the Contractor undertake to waive the payments for the operations in that stage, the Employer may confiscate the performance bond provided by the Contractor and contract oute to the third party, the Contractor shall have no objections.

4.    Project Quality

4.1. Quality Requirements

Special quality standards and requirements: The Project shall pass acceptance at a time.

4.2  Inspection for Concealed Works

The Employer shall submit a written application for extension 48 hours in advance if it is unable to conduct the acceptance work on time.

The extended period shall not exceed 24 hours.

4.3. Concealed Works and Interim Acceptance

4.3.1    Quality assessment and acceptance of the Project shall be performed according to construction drawings, instructions, design changes and such construction and acceptance specifications formulated by the state as Specification for Construction and Acceptance of Building Decoration Projects (JGJ73-91) and Unified Standards for Quality Inspection and Assessment of Architectural Installation Work (GBJ300-88).

4.3.2    The parts subject to interim acceptance shall be agreed by the Parties. The Contractor must give a 2 days’ notice to the quality supervision department, the design institute and the Employer for acceptance and approval before proceeding with the next construction procedure, otherwise the Employer may require the Contractor to open all or part of the concealed works for inspection and the repair costs incurred therefrom shall be assumed by the Contractor. If the Employer requires re-inspection, the Contractor shall conduct the re-inspection as required.

4.3.3    Quality of the Project shall meet the national quality assessment standards. If the Employer requires part of or all project items to meet the excellent standards, it shall not pay the Contractor for the additional costs thereof.

4.3.4    If the Project quality is affected due to the unqualified materials or equipment provided by the Employer, the Employer shall bear the cost for rework and the construction duration shall be extended accordingly.

4.3.5    If a quality accident happened on account of the Contractor, the Contractor shall bear the cost for rework, and the construction duration shall not be extended.

4.3.6    After completion, the Contractor shall inform the Employer to conduct acceptance. The Employer shall organize acceptance and handle the procedures for acceptance and delivery within 3 workdays upon receipt of the acceptance notice. If the Employer fails to organize the acceptance within the specified time, it shall promptly inform Party B and determine another date for the acceptance. If the Project passes the acceptance at a time, Party A shall accept the completion date.

5.    Safe and Civilized Construction and Environmental Protection

The Contractor shall abide by management regulations concerning safe production in project construction, organize construction fully in accordance with safety standards, be subject to supervision and inspection legally conducted by safety inspectors of this industry at any time and take necessary protection measures, to clear risks of accidents. The Contractor shall be responsible for and pay for the accidents resulting from the Contractor’s inadequate safety measures. The Employer shall provide safety education to its staff on the construction site and be responsible for their dangerous behaviors. The Employer shall not require the Contractor of construction against the safety management regulations. The Contractor shall be fully responsible for the work injury accidents of the employees of the Contractor and the injuries to other persons incurred during the construction period.

In addition, the Contractor shall execute relevant matters as per the applicable provisions of “5.1 Safe and Civilized Construction” in the General Terms and Conditions.

6.    Construction Duration and Progress

6.1  Construction Organization Design

6.1.1    Other contents that shall be included in the construction organization design agreed by the Parties hereto: /.

6.1.2    Submittal and Modification of Construction Organization Design

Agreement on submittal time of a detailed construction organization design by the Contractor: Construction organization design and progress schedule shall be submitted within 3 days prior to commencement.

Time for approval by the Engineer: within 3 days.

6.2  Commencement

6.2.1    Preparation for Commencement

Period for the Contractor to submit the application form of project commencement: 3 days prior to commencement.

Other preparation for commencement that shall be done by the Employer and the period: the execution date of the Contract.

Other preparation for commencement that shall be done by the Contractor and the period: within 7 days after the execution date of the Contract.

6.2.2    Notice to Proceed

If the Notice to Proceed is not issued within 1 day after the planned commencement date on account of the Employer, the Contractor has the right to require adjustment of the price or cancel the Contract.

6.3. Delay of Construction Duration

6.3.1    If the Employer requires the Project to be completed ahead of the time agreed herein, consent of the Contractor shall be obtained.

6.3.2    The construction duration shall be extended accordingly if it is affected due to the Employer's failure to complete the work as agreed; the construction duration shall be extended accordingly if the Employer fails to pay the project progress payment on time.

6.3.3    If the Project was not started on time or was suspended without reasons on account of the Contractor, the construction duration will not be extended.

6.3.4    If the construction is suspended for more than 8 hours (counted in accumulation within one week) due to design changes, force majeure and electricity, water or gas suspension not on account of the Contractor, the construction duration shall be extended accordingly.

6.3.5    Other conditions of delay of construction duration as agreed between the Parties: The construction duration shall not be extended unless being approved and confirmed by the Employer. If the Contractor fails to complete the Project as scheduled (contract construction duration + signed construction duration), liquidated damages will not be charged if the delay does not exceed 5 days (including statutory holidays); if the delay exceeds 5 days, a liquidated damage of RMB 10,000 per day shall be paid (i.e., the liquidated damage shall be calculated from the first day of delay (including statutory holidays)), and in addition, the liquidated damages shall be paid on the rate of RMB20,000 per day from the 6th day. The liquidated damages may be deducted from the settlement payment for the Project.

7.    Materials and Equipment

7.1  Storage and Usage of Engineering Materials and Equipment

7.1.1    Storage costs of the materials and equipment supplied by the Employer: None.

7.1.2    Storage costs of the materials and equipment supplied by the Contractor: None.

7.1.3    Other agreements on procurement of materials and equipment by the Contractor:

A    (1). No mix cement shall be used; (2). Materials shall be procured according to the “List of Major Materials” as described in the bidding documents, and those materials not included in that list shall be procured from the manufacturers and as per the brands and specifications as specified in the project budget statement; (3). The Contractor shall not change the manufacturers, brands and specifications without written consent of the Employer. (4). The materials and equipment procured by the Contractor must be accompanied with the ex-factory certificate and must be checked by the Employer, and shall not be used unless they pass inspection by the inspection organizations; and (5). The Contractor shall send samples of unpriced materials to the Employer for approval before procurement. The brands, models, quality and prices of bulky materials and decorative materials must be approved by the Employer.

B.    In case the materials supplied by the Contractor are not compliant with the requirements, the Contractor shall take the following responsibilities: (1). The Contractor shall replace the materials and meet the requirements; and (2). The Contractor shall assume all the costs incurred therefrom.

C.    Before entering the construction site, materials shall be subject to relevant material inspection and copper mix proportion assay, and they shall not be used unless passing the inspection. If the materials fail to pass the inspection, they shall be labeled and isolated, and shall be removed from the site within 7 days; if they are not removed within the specified time, the Employer has the right to deal with such materials on behalf of the Contractor, and the losses incurred therefrom shall be borne by the Contractor.

D.   If the Contractor fails to handle the procedures for mobilization of the materials within the specified time or if the materials fail to pass inspection, the resulted project delay and losses shall be borne by the Contractor.

E.    If the Contractor uses the materials in construction without inspecting the materials or uses unacceptable materials, the Employer's representative shall give the punishment of suspension to the Contractor.

8.    Changes

Agreement on scope of changes:

(1)   During the construction period, the Employer has the right to change or increase or decrease the Project. In this case, the Project shall be priced based on the RFI documents, all the costs will not be based on the quota information price and will be unpriced. The total contracting price shall be quoted based on the cost calculated according to comprehensive unit, plus tax, administrative expenses, etc. During construction, the Employer has the right to change or add material brands and specifications, and the list of materials and construction drawings signed and confirmed by the Parties shall be the basis for completion acceptance and payment request.

(2)   If the design drawings need revising or if the publication of revised drawings lags behind the construction progress, the Contractor may propose the specific construction methods which shall be implemented after being approved by the designer’s representative and the Employer's representative.

9.    Contract Price

9.1. Lump Sum Contract

The contract price is determined in the principle that all the works within the scope of the Contract shall be valued by the lump sum manner, and that labor and materials shall be contracted on a lump sum basis.

Scope of risks covered in the lump sum: (A). If the Contractor contracts labor and materials in lump sum, the quantities and project costs shall be settled based on the project price as per the construction drawings, the provisions of the agreement and the contract between the Employer and the Contractor. (B). During construction, if there is design changes and addition of work quantities, a RFI documents shall be issued as per the design change drawings, and after the Employer signs and confirms the RFI documents, the RFI documents will not be based on the quota information price and will be unpriced. The total contracting price for a single work shall be quoted based on the cost calculated according to comprehensive unit, plus tax, administrative expenses, etc. (C). The quantities and price of the Project shall be calculated as per the design drawings, the contract price is deemed by the Parties as the construction cost of the Project, and the Contractor shall not add any project costs for such reasons as calculation errors, unclear drawings or other reasons (except for the RFI documents agreed by the Parties).

Calculation method of risk cost: \.

Adjustment methods for the contract price beyond the risk scope: Such methods shall take effect upon signature of the Contract, and the Contractor shall not require the Employer to negotiate about the price irrespective of rise of material prices and wages, or change of exchange rate or taxes in the future, otherwise the Contractor shall be deemed to breach the Contract deliberately.

9.2  Payment of Progress Payment

Agreement on payment period:

a)    The Employer may ask the Contractor to submit the payment request and pricing documents on the 5th and the 20th day of each month. After the Employer receives the payment request and pricing documents from the Contractor and confirms the documents in written form, the Employer shall, in principle, pay the project progress payment to the Contractor’s account via transfer check on the 10th and 25th of each month (the Employer shall require the Contractor to conduct project test and acceptance).

b)    The details of payment request are as follows:

Appropriate the amount in _ times	Appropriated payment (%)	Amount (in RMB 0’000)	Estimated time for payment
Within 10 days after the date of the Contract	15	RMB 28,17
Within 10 days after the pile foundations are completed and pass tests	15	RMB 28,17	2018.6.10
Within 10 days after basement ceilings are poured	15	RMB 28,17	2018.8.10
Within 10 days after Workshop 1 is poured to Floor 2 and Workshop 2 is poured to Floor 4	15	RMB 28,17	2018.10.10
Within 10 days after capping of all the monomer works	20	RMB 37,56	2018.12.25
2 weeks after completion acceptance	15	RMB 28,17	2019.6.10
1 year after passing the completion acceptance	3	RMB 5,63.4
2 years after passing the completion acceptance	1.5	RMB 2,81.7
3 years after passing the completion acceptance	0.5	RMB 93.9

c)    If inspection shows the payment request and pricing documents of the Contractor are not complete, the Employer shall delay the pricing and payment request.

d)    After the Project passes completion acceptance, the Contractor is entitled to apply for payment of 95% of the project payment by showing the project settlement audit report. The Employer shall appropriate the payment to the Contractor's account within 2 weeks when finishing the review.

e)    After the Project passes the completion acceptance, the Contractor shall allot 5% of the total contract price of the Project as the quality warranty amount.

f)     In the third year after the Project passes the completion acceptance, the Contractor shall apply to the Employer for settlement of the remaining 5% of the project payment (quality warranty amount), and the Employer shall refund the remaining amount (quality warranty amount) in installments as follows: 3% in the first year, 1.5% in the second year and 0.5% in the third year.

10.  Acceptance and Project Commissioning

10.1     Completion Acceptance

10.1.1  Completion Acceptance Procedures

Agreement on completion acceptance procedures:

(1)   Agreement on the as-built drawings provided by the Contractor: The Contractor shall provide 2 sets of as-built drawings within 15 days upon completion.

(2)   After the Project passes the completion acceptance, the Contractor shall submit a project settlement statement in quintuplicate to the Employer, and the Employer shall review the statement within 30 days upon receipt. The remaining project payment shall be settled according to the project settlement review report.

(3)   Before the completion acceptance is completed, the Contractor must clear the site (including doors, windows, glasses, grounds and sundries) immediately, and shall evacuate from the construction site within 10 days after the Project passes the completion acceptance.

10.1.2  Handover and Acceptance of All and Part of the Works

Time limit for the Contractor to handover the Project to the Employer: on the date of completion acceptance.

10.2 Demobilization upon Completion

Time limit for demobilization upon completion by the Contractor: within 2 days after completion acceptance.

11.  Completion Settlement

11.1 Application for Completion Payment

Time limit for the Contractor to submit application sheet of completion payment: within 3 days upon completion acceptance.

The application sheet of completion payment shall contain the completion acceptance report, application sheet of project payment, data for final settlement of project payment and invoices.

11.2 Completion Settlement Verification

Time limit for the Employer to approve the application sheet of completion payment: within 2 weeks upon completion acceptance.

Time limit for the Employer to complete completion payment: within 2 weeks upon completion acceptance.

The method and procedure for re-checking of the disputed part of the completion payment certificate: strictly subject to the lump sum, except for the RFI documents.

11.3 Final Settlement

11.3.1  Final Settlement Application Form

Number of the final settlement application forms submitted by the Contractor: 1.

Time limit for the Contractor to submit the final settlement application form: within 3 days upon completion acceptance.

11.3.2  Final Settlement Certificate and Payment

(1)   Time limit for the Employer to complete the approval of the final settlement application forms and to issue the final settlement certificate: within 2 weeks upon completion acceptance.

(2)   Time limit for the Employer to complete payment: within 2 weeks upon completion acceptance.

12.  Breach the Contract

12.1     Breach by the Employer

The Employer’s liabilities for breach of the Contract due to failure to pay the contract price as agreed in the Contract on account of the Employer: If the Employer fails to pay the project payment on time, the Contractor may suspend construction 7 days after issuing a notice, the Employer shall pay the Contractor the benchmark interest on the bank loan for the same period from the agreed payment date and shall assume the liabilities for breach of the Contract; If the Employer fails to pay the project payment on time such as to affect the Project construction, the Employer shall be responsible for the project losses and extend the construction duration accordingly.

12.2     Breach by the Contractor

12.2.1  Cases of Breach by the Contractor

Other circumstances that the Contractor breaches the Contract: If the Project quality fails to meet the design requirements, the Contractor shall be responsible for repair unconditionally until the Project quality meets the requirements, and shall bear the losses incurred therefrom and assume the liabilities for breach of the Contract

12.2.2  The Contractor’s Liabilities for Breach

Assumption ways and calculation methods regarding the Contractor's liabilities for breach of the Contract: The construction period shall not be extended unless being approved and confirmed by the Employer; If the Contractor fails to complete the Project as scheduled (contract construction duration + signed construction duration), liquidated damages will not be charged if the delay does not exceed 5 days (including statutory holidays); if the delay exceeds 5 days (including statutory holidays), a liquidated damage of RMB 10,000 per day shall be paid (i.e., the liquidated damage shall be calculated from the first day of delay (including statutory holidays)), and in addition, the liquidated damages shall be deducted from the project payment on the rate of RMB20,000 per day from the 6th day.

12.2.3  Termination of the Contract Due to Breach of the Contractor

Special agreements on termination of the Contract due to the Contractor’s breach of the Contract: To ensure successful performance of the Project, the Contractor undertakes to make the Project pass acceptance at a time; The Contractor undertakes to make all the works pass acceptance at a time, and if there is any unacceptable work, the Employer may terminate the Contract immediately and the Contractor shall have no objections; If there are any construction operations in a stage failing to pass acceptance, the Contractor undertake to waive the payments for the operations in that stage, the Employer may confiscate the performance bond provided by the Contractor and contract out to the third party, the Contractor shall have no objections.

13.  Force Majeure

13.1 Affirmation of Force Majeure

Other conditions deemed to be force majeure in addition to the force majeure events specified in General Terms and Conditions of the Contract: Typhoon, torrential flood, earthquake and other natural disasters.

13.2 Termination of the Contract Due to Force Majeure

After termination of the Contract, the Employer shall finish paying the payments within 30 days after the agreements or determinations for such payment have been made.

14.  Insurance

During the construction period, the Contractor must keep the construction site safe. The Contractor shall effect insurance as per applicable laws, regulations and the provisions of Ningbo Municipality, effect all risks insurance for construction engineering (in full amount) and provide the proof of insurance by the Employer. All the costs and losses from the safety-related accidents on the construction site caused by the Contractor's failure to effect insurance or improper management shall be borne by the Contractor and the Employer will not bear any liabilities.

15.  Dispute Settlement

Any disputes arising during the performance of the Contract shall be settled by the Parties through negotiation; if negotiation fails, the disputes may be settled with the following Method (2):

(1)   Apply to Ningbo Arbitration Committee for arbitration; or

(2)   File a lawsuit to the people's court in the place where the Project is located.

16.  Other Agreements

16.1 Early Termination

If any of the following issues happens to the Contractor, the Employer can terminate the Contract and confiscate the quality guarantee deposit of construction period unconditionally:

²	The Contractor subcontracts the work.
²	The whole project is suspended for 15 days without any reason before being completed by the

Contractor.

²	The Contractor is unable to perform its responsibility due to suspense of business, close down, bankruptcy or other factors.
²

The Contractor does not obtain any required qualifications, licenses or permits within the scope of fulfilling the obligations in the Contract, or the Contractor has not completed legal documents for construction on time.

²

The Contractor unusually owes construction costs or wages to material manufacturers, subcontractors or workers accumulatively, and such case has not been properly solved though reminders have been lodged by the Employer over two times.

²	During the construction, the actual progress severely falls behind the estimated process over one month due to the Contractor.
²	Unqualified acceptance (one-time acceptance promised by the Contractor).
²	Major safety accident occurs on the construction site and causes a significant loss to the Employer.
²	The Contractor provides false information, and such information causes failure to report for construction within ten days after signing the Contract and failure to perform the contract.
²

The Contractor shall immediately submit complete qualification certificates to the Contractor within 10 days after signing the contract, or otherwise, the Employer can terminate the Contract and confiscate the quality guarantee deposit of construction period unconditionally.

²

If the Employer terminates or releases the Contract due to one of the circumstances listed above, the Contractor shall stop the work immediately, and the Employer has the right to decide on the new contractor to carry out the construction, and the Contractor shall be obliged to provide assistance and bear losses to the Employer arising therefrom.

16.2.    Other Supplementary Terms and Conditions

²

The Project Manager shall clear the responsibility and exclusive use, and shall, during the construction period, be resident on the construction site and shall not leave it at will. If the Project Manager is required to leave, he must apply for a leave of absence to the Employer and designate a deputy project manager to represent him in the job.

²	The Contractor shall cooperate with the Employer to make reserved holes for the mechanical foundation by reference to attachments of the shop floor plans. The expenses in labor, materials and machinery incurred by the Contractor shall be borne by the Employer.

²	Temporary expenses for water and electricity and other expenses during the construction period are all borne by the Contractor.
²

In order to ensure the quality of the project and construction safety, if the project is investigated and ordered to be shut down by authorities due to the Contractor (which is confirmed by the Employer), the Employer is entitled to impose fines of RMB 5,000/time to the Contractor. In case of suspension of work for more than ten working days, the Employer has the right to terminate or release the Contract, and decide on the new contractor to carry out the construction, and the Contractor shall be obliged to provide assistance and bear losses arising therefrom.

²

The Contractor must strictly supervise the behavior of construction personnel and subcontractors. It is forbidden for all construction personnel or subcontractors of the contractor to have rude or rogue behavior. In case of offenders, the Employer has the right to refuse the entry of the offenders and impose fines of RMB 5000/time to the Contractor.

²

In case of work changes due to errors in design by the Design Institute, the cost incurred must be borne by the Employer, and relevant construction shall be carried out in accordance with engineering change regulations. During construction, if there are design changes and addition of work quantities, a contact sheet shall be issued as per the design change drawings, and after the Employer signs and confirms the contact sheet, the contact sheet shall not include quota information price and no expenses will be charged. The cost will be calculated as per the comprehensive unit price. The total contract price for the contact sheet shall be quoted together with the tax administration expenses.

²

The installation unit of the project or equipment directly subcontracted by the Employer must share the temporary water and electricity expenses, and the proportion of its share shall be negotiated between the Contractor and the subcontractor according to project funds and characteristics of the project.

²	The Contractor will promise to properly handle wages of the hired personnel and shall make a full compensation on losses caused to the Employer due to violation of the commitment.

16.3     Quality Control

²	During the construction, if there is no representative of the Employer, the Contractor shall be solely responsible for any quality problems of the construction; in case of offenders, the representative of the Employer has the right to require demolition and rework or not to make the payment.

²	Bricks shall be mixed according to the mix ratio; in case of failure to follow regulations and written rectification put forward by the Employer, the Employer has the right to issue a stop work order.
²

Reinforcement shall be produced according to drawings and specifications; in case of failure to follow regulations and written rectification put forward by the Employer, the Employer has the right to issue a stop work order.

²

The construction site must be kept clean and tidy. It is forbidden to throw litters around. Environmental responsibility system shall be implemented on the site so as to achieve a civilized and qualified construction site. If the Contractor cannot meet the requirements of a civilized construction site or is overdue for improvement, the Employer has the right to handle it on behalf of the Contractor, and expenses incurred thereof shall be borne by the Contractor.

²

During the construction, if any unsafe quality is found, and the Contractor fails to follow drawings and specifications, the representative of the Employer can expose such case and require a rectification within a prescribed time limit; in the case of failure to make rectification within the time limit, the Employer has the right to handle it on behalf of the Contractor, and expenses incurred thereof shall be borne by the Contractor. And no payment will be made under serious cases.

16.4.         Other Agreements

In order to clarify rights and obligations of both parties, both Parties shall, on the basis of the project construction contract, further conclude the following terms:

16.4.1       Construction Management

16.4.1.1    The Contractor shall comply with the construction laws or regulations in the place where the project is located and shall apply to the local project supervisor for all necessary permits.

16.4.1.2    During the construction, the Contractor shall set a warning sign at the working place during the day and hang a red light or protective equipment at night. The Contractor should take precautions to protect the safety of people and livestock and public and private property nearby. During the construction, the Contractor shall be responsible to compensate for damages (if any) to public and private buildings, roads and trenches or the water pipes above and below the street or private forests and human life and property. Vehicles entering and leaving the site must be cleaned and kept clean.

16.4.1.3    The implementation of this project shall be in accordance with terms of the Contract, design drawings, construction instructions, and the instruction of the supervisor of the Employer.

16.4.1.4    If the materials used for this project are not qualified, the Contractor shall remove them from the site immediately. Workers employed by the Contractor must have work skills. If they do not work well and fail to obey orders, the Contractor shall dismiss and replace them within 24 hours after being informed by the architect or the supervisor of the Employer, and shall not require compensation from the Employer for the reason of worker dismissal.

16.4.1.5    All machines and tools must be examined by architect or supervisor of the Employer, and only qualified ones can be used. Unqualified ones shall be removed from the site.

16.4.1.6    The Contractor shall assign the responsible representative with engineering experience to supervise the construction on the construction site. The construction personnel organization shall have one project manager and several construction workers. If the Employer believes that such organization shall be strengthened and improved, the Contractor shall immediately handle it and shall not excuse refusing and claiming compensations.

16.4.1.7    The Contractor is responsible for the management and supply of all workers. The Contractor shall be fully responsible for any disputes arising from extraterritorial activities and violations of local magistrates’ regulations by workers, if any. If a worker runs into an accident or is injured or dead, the Contractor shall handle it on its own, without the Employer being involved.

16.4.1.8    The contract price includes the site safety and health equipment fees, personal insurance premiums, all construction building liability insurance and the Employer’s liability insurance premiums. The Contractor shall handle them according to related provisions.

16.4.1.9    Whenever the Contractor is required to extend the employment of workers suitable for the work during the construction period, the number of workers shall be deemed by the architect or the Employer to be able to complete the work within the contract period. If the construction process is slow, the Employer must notify the Contractor to increase the number of workers or carry out night shifts to meet the deadline for completion, the Contractor may not excuse refusing or claiming compensations.

16.4.1.10   If any important part of this project is found by the architect or the Employer to be inconsistent with the design requirements or to be altered without authorization, the Contractor shall be ordered to dismantle that immediately, and rebuild according to required specifications or materials until the architect or the Employer is satisfied with. All the time and monetary losses incurred shall be borne by the Contractor.

16.4.1.11   The Contractor shall suspend all or part of the work in accordance with the instructions of the architect or the supervisor of the Employer when encountering unsuitable days for work, and shall seek to protect the work already completed from damage.

16.4.1.12   All work already been carried out and machines and tools stored on the construction site before being accepted by the Employer without formal acceptance shall be maintained and protected by the Contractor. The Contractor shall be fully responsible for any manual handful or accidental damages.

16.4.1.13   Construction shall be carried out in strict accordance with specified quality and applicable standards and the safety of the project shall be ensured. Any violation of the rights of others during the construction period shall be covered by the Contractor, except for those being under responsibility of architect in charge of design and building in accordance with provisions of the construction law and the architect law. The Contractor shall be responsible for repairs and maintenance within the warranty period after the acceptance of the building.

16.4.1.14   During construction, environmental protection should be strengthened to prevent pollution. The removal of waste shall be in accordance with the regulations of the local authorities and shall not be arbitrarily set aside.

16.4.1.15   During the construction period, the Employer may request the Contractor to install and test as required. The Contractor shall not refuse to provide the necessary power, and all costs shall be borne by the Employer.

16.4.1.16   The Contractor shall ensure that no violent incidents will happen on the construction site, in case of similar incidents, the Employer shall have the right to require the Contractor to submit the results within 24 hours.

16.4.1.17   The Contractor shall not, at any time, impose violence or coercive measures on the representative of the Owner, and shall not bribe the representative of the Owner in money and other valuable ways, in case of similar incidents, the Contractor shall be held fully legally responsible. Party A has the right to release the Contract and Party B shall bear all losses after the termination of the Contract.

16.4.2       Inspection and Acceptance

16.4.2.1    Inspection and rework: The Contractor shall carry out construction in strict accordance with applicable standards, specifications, design requirements and the instructions issued by the Employer’s representative as per the Contract, be ready to accept the inspection of the Employer's representative and the entrusted persons at any time, provide convenience for the inspection, carry out rework and modification as required by the Employer’s representative and the entrusted persons, and bear the costs for rework and modification on its own account.

16.4.2.2    Concealed works and interim acceptance: If the Project is ready for covering and concealing or reaches the interim acceptance conditions as agreed in the agreement, the Contractor shall notify the Employer's representative to participate in the acceptance after the self-inspection is acceptable and 48 hours before concealing and interim acceptance. The notice shall include the contents of the Contractor’s self-inspection record, the concealed works and interim acceptance, together with the time and place of acceptance. The Contractor shall prepare the acceptance record. Upon qualified acceptance, the Employer’s representative shall sign the acceptance record before concealed works are performed. In any unacceptable case, acceptance shall be conducted again after the Contractor makes modification in the specified time.

16.4.2.3    Completion acceptance: When the Project meets the conditions for completion acceptance, the Contractor shall provide complete as-built data and completion acceptance report to the Employer in accordance with relevant national regulations on the acceptance upon project completion. The Contractor shall provide the Employer with the as-built drawings in the copies and on the date as agreed. After the Employer’s representative receives and agrees on the completion acceptance report from the Contractor, the Contractor shall organize relevant departments to conduct acceptance within the time specified in the agreement, and shall give approval or put forward modification opinions within 5 days upon acceptance. The Contractor shall make such modification as required at his own cost if such modification is attributed to the Contractor.

16.4.3       Payment Method

16.4.3.1    The contract price shall be paid stage by stage as per Clause 9 of the Special Terms and Conditions of the Contract.

16.4.3.2    Once the Employer finds the Contractor has the following conditions, the Employer shall suspend payment to the Contractor until the Contractor eliminates the causes for suspension of the payment:

1.         Where the Contractor fails to improve or delays the improvement upon receipt of the improvement notice when there are significant deficiencies of the Project construction or when the Contractor breaches the Contract obviously.

2.         Where the overall project progress lags behind the scheduled overall progress by more than 10%.

3.         Where disputes arises in the Project due to the Contractor’s failure to pay the subcontractors or material providers or other reasons.

4.         Where there are causes for compensation during the construction and the responsible party fails to settle the matters properly after the Employer sends an instruction.

5.         Where lawsuits or arbitrations regarding the Project (including the lawsuits or arbitrations between the Contractor and any third person) occur not on account of the Employer.

16.4.3.3    Without consent of the Employer, the project payment requested by the Contractor shall not be paid in advance, assigned, or requisitioned by the person entrusted by the Contractor and shall not be pledged to others.

16.4.3.4    The seal used by the Contractor for the payment and requisition of the project payment must be consistent with that attached herein.

16.4.3.5    Addition or decrease of works due to the engineering design change by the Employer shall be implemented as per the Contract.

16.4.4       Construction Plan

16.4.4.1    Prior to official commencement, the Contractor shall summarize or draft a construction plan and the Contractor shall not carry out construction unless the plan is approved by the Employer. The construction plan shall at least cover:

1.         Construction site organization chart, which shall contain names, qualifications and scope of responsibilities of important personnel;

2.         Project implementation plan, describing the implementation plans for each work and how to coordinate and cooperate;

3.         Mobilization plan, describing the construction site, camp configuration plan, and the date to mobilize personnel, tools and equipment to the construction site for construction; and

4.         Project progress schedule, describing the commencement and completion dates of each unit works and the Project, the construction sequences, and the construction periods and dates to complete key works.

16.4.5       Contracting-out and Subcontracting

16.4.5.1    Unless permitted by the Employer, the Project shall not be contracted out in any forms.

16.4.5.2    Unless permitted by the Employer, the Project shall not be subcontracted.

16.4.5.3    If the Employer agrees subcontracting, it has the right to review the qualifications of the subcontractors, and such subcontractors shall not be the Contractor's subcontractors without written permission of the Employer. The subcontractors agree to be subject to commanding and supervision by the Employer during the performance of the Project.

16.4.5.4    Subcontracting of the Project does not relieve the Contractor from any responsibilities and obligations, and the Contractor shall jointly bear civil liabilities for any default or negligence of the subcontractors. The subcontractors must observe all the provisions of the Contract and the attachments thereof. For this purpose, the Contractor shall inform the subcontractors of all the provisions of the Contract and the attachments thereof and incorporate such provisions into the Contract. The Contractor shall be responsible for the losses of the Employer incurred by failure to fulfill such obligations.

16.4.5.5    Where the Employer finds the subcontractors cheat on workmanship and materials, carry out construction against the drawings, regulations, standards, contracts and the Contract, or do other things against laws, regulations and rules, the Contractor shall, if the Employer considers it necessary to remove such subcontractors, do the same immediately and resolutely.

16.4.5.6    If a subcontractor damages the legal rights of others during performance of the Project, the Employer will not take any legal responsibilities and obligations.

16.4.5.7    The Contractor shall not subcontract the Project to unqualified construction companies. The subcontractors shall not subcontract the works contracted by it. The Contractor shall be solely responsible for all the liabilities incurred by subcontracting the Project to the subcontractors without corresponding qualifications, and the Employer may deduct or recover its losses incurred therefrom from the project payment. The Contractor shall take joint indemnification responsibilities for the sub-subcontracting behavior of the subcontractors.

16.4.6       Partial Completion

16.4.6.1    Before the Project is not completed in whole, the Employer shall accept the completed parts and then take such parts over for use.

16.4.6.2    Without prejudice to the construction principles of the Contractor, the Employer shall also inform the Contractor of the use of the parts of the Project completed by the Contractor. The Parties shall negotiate on whether the use disturbs construction. If the use by the Employer causes loss to the Contractor, the Employer shall indemnify the Contractor and the amount of indemnification and the extension of the construction duration shall be negotiated between the Parties.

16.4.7       Site Clearance

16.4.7.1    During the construction period, the Contractor shall clear all the waste materials, rubbish, or materials, tools and other equipment that are unnecessary or fail to pass inspection from the construction site, the roads near the construction site and the buildings, to ensure a safe construction site safety and clean construction environment. When the Project is completed, the Contractor shall clear all waste materials and sundries from the construction site and the roads near the construction site, and clean and tidy all the structures at the cost of the Contractor. In addition, the Contractor shall remove all the construction equipment left on the construction site and the excessive unused materials for temporary works within the reasonable time limit upon completion of the Project.

16.4.7.2    The Contractor shall unconditionally repair the Employer's roads or other equipment damaged by access of the Contractor's labor and materials vehicles or construction on site. Before the Contractor completes the above work, the Employer shall not sign on the certificate for the Contractor to collect the balance payment.

16.4.7.3    Construction of the Project shall not pollute the environment outside the construction base; otherwise, the construction base shall be cleared at the cost of the responsible party.

16.4.7.4    The Contractor and the subcontractors shall indemnify the Employer against the losses caused by failure to fulfill the obligation of site clearance.

16.4.8       Design Change

16.4.8.1    The Employer has the right to change, add or decrease the Project at any time, with the costs calculated separately; however, such costs must be estimated by the Contractor and shall not take effect unless being confirmed by the Employer.

16.4.8.2    The Contractor may propose for change of the design if it encounters unpredictable conditions or if the reality differs greatly from the design drawings.

16.4.8.3    If the Employer considers it necessary to change the Project, it shall inform the Contractor in writing and the Contractor shall do as required and shall not refuse with other excuses or have objections.

16.4.8.4    Where change of the Project involves increase or decrease of work quantities, the amount of increase or decrease of the works payment shall be calculated based on the increased or decreased work quantities confirmed by the Employer and the unit price attached in the Contract. The reasonable unit price of any increased work shall be negotiated by the Parties.

16.4.8.5    If the change of the Project involves extension or reduction of the construction duration, the Contractor shall file an application as specified and the Employer shall verify the days of the construction duration to be extended or reduced based on the particular conditions.

16.4.8.6    The decision on increase or decrease of project payment and construction duration due to change of the Project shall be incorporated as effective attachments in writing into the Contract after the Parties agree.

16.4.8.7    For the increased works beyond the scope of drawings, if the Contractor refuses to execute such works or if the quotation is not acceptable to the Employer, the Employer has the right to entrust the execution of such works to other contractors. However, the Contractor shall still handle the procedures for completion acceptance and shall not shirk the relevant responsibilities.

16.4.9       Completion Acceptance

16.4.9.1    Upon completion of the Project, the Contractor shall clear all the waste materials, sundries and temporary equipment from the construction site, and relocate all the remaining materials and equipment from the construction site. Then, the Contractor can submit a written report for acceptance, and submit complete Project data to the Employer. After the Employer checks that there are no uncompleted works, the Contractor can submit for initial acceptance.

16.4.9.2    When the project progress meets the standards for completion acceptance or staged acceptance, the Contractor shall inform the Employer to conduct acceptance, and the Employer shall inform the engineering quality supervision station and other relevant governmental authorities to conduct acceptance as per national regulations on project acceptance. The cost of acceptance of each stage shall be borne by the Contractor. If correction is made due to non-

compliance with the project standard at each stage, the correction costs and the re-surveying costs of the quality supervision station and other relevant governmental departments shall be borne by the Contractor. During acceptance, the Contractor shall send personnel to conduct the acceptance together with the Employer. If the Contractor is not present, the Employer shall also conduct acceptance, and the Contractor shall have objections to the acceptance results.

16.4.9.3    The Contractor shall inform the Employer to inspect the concealed works to be covered. In case the Contractor fails to inform the Employer to conduct such inspection such as to result in re-work and delay the construction duration, the Contractor shall take all the responsibilities and the Employer will not consider to extend the construction duration and pay additional costs.

16.4.9.4    If the initial acceptance shows there are deficiencies in the Project or the work of the Contractor is not consistent with the Contract, the Contractor shall be responsible for rectification free of charge within the specified time limit. If the Contractor fails to repair within the specified time limit or refuses to repair, the costs of the labors and materials required and the losses of the Employer shall be borne by the Contractor.

16.4.9.5    Before application for completion acceptance, the Contractor shall complete firefighting works (depending on the contents of the Project) and pass acceptance by the firefighting department and other relevant departments. If the firefighting works fail to pass the acceptance by the firefighting department at a time, the Employer shall grant a rectification period which shall not exceed 7 days. If not all of the firefighting equipment still fails to pass acceptance within 7 days upon expiration of the rectification period, the Contractor shall pay the Employer liquidated damages which are 1% of the total contract value, and the Employer has the right to select a third party to make rectification at the cost of the Contractor.

16.4.9.6    While applying for completion acceptance, the Contractor shall provide the Employer with the full completion data and completion acceptance reports on the works (including the data on such works as firefighting works and water and electricity works) in the charge of the Contractor. The Employer shall conduct acceptance within 15 days upon receipt of the completion documents from the Contractor, and shall inform the quality supervision station and other relevant governmental departments to conduct official completion acceptance after the rectification passes inspection.

16.4.9.7    After the Project passes the official acceptance by relevant governmental departments,

the Employer shall issue the completion certificate to the Contractor, settle project payment after the Contractor handles the warranty procedures for the Project and then approve the payment of balance payment for the Project.

16.4.9.8 The works completed by the Contractor and the subcontractors shall meet the quality standards as specified by the state and the attachments hereto; if any work fails to meet the standards, the Contractor and the subcontractors shall bear the liabilities for breach of the Contract and shall be responsible for repair, rework or indemnification against the losses.

16.5       Special Agreements:

16.5.1    The Contractor shall pay full wages to the workers in time. In case of labor arbitration caused by arrears of wages, the Employer has the right to fine the Contractor for the money which is three times of the arbitration amount.

16.5.2    In case of work injuries or accidents of the workers of the Contractor or the subcontractors, the Contractor shall handle the accidents properly and timely; In case the Employer suffers losses due to disturbance by the workers or arbitration or lawsuit, the Contractor shall bear all the responsibilities and indemnify against the losses.

16.5.3    The Contractor shall pay the materials suppliers of the Project in full amount in time; In case the materials suppliers create disturbance because of arrears of payment to the materials suppliers, the Employer has the right to fine the Contractor for the money which is three times of the materials payment amount.

16.5.4    The Contractor shall dispose of the transported earthworks and rubbish according laws and regulations. If the Contractor is found by governmental departments to have dumped the earthworks and rubbish against laws and regulations, the Employer has the right to fine the Contractor for the money which is three times of the payment amount for disposal of transported earthworks.

16.5.5    The General Manager of the Contractor shall go to the construction site in person to inspect construction at least once every month.

16.5.6    Prevailing Efficiency

Other agreements as provided in Clause 16 are integral parts of the Contract, and they have the prevailing efficiency.

Attachments

Attachments to Agreement:

Attachment 1: Schedule of Works to Be Undertaken by the Contractor

Attachment to Special Terms and Conditions of the Contract: none

Attachment 3: Project Quality Warranty

Attachment 4: Contents of Main Construction Projects Documents

Attachment 5: Table of the Contractor’s Mechanical Equipment for the Construction of the Project

Attachment 6: List of Major Construction Management Personnel of the Contractor

Attachment 1:

Schedule of Works to Be Undertaken by the Contractor

Name of unit works	Construction scale	Floor area (m2)	Structural style	Number of floors	Production capacity	Equipment installation content	Contract price (RMB)	Commencement date	Completion Date

Attachment 3:

Project Quality Warranty

Employer (full name): GLOBAL Technology Inc.

Contractor (full name): Zhejiang Xinyu Construction Group Co., Ltd.

The Employer and the Contractor hereby have entered into the project quality warranty for Production Base Project for Optical Communication Products of GLOBAL Technology Inc. (full name of project) upon mutual agreement according to Construction Law of the People's Republic of China and Regulations on the Quality Management of Construction Project.

Scope and Content of Project Quality Warranty

(1)       The Contractor shall shoulder the responsibilities of the project quality warranty within the quality warranty period according to the relevant management regulations of relevant laws, regulations and rules, as well as stipulations by the Parties.

(2)       The quality warranty covers all the works contracted.

(3)       The period of waterproof quality warranty for unexposed water supply and drainage pipes is 8 years (except for structural pull cracks caused by building settlement); the quality warranty period for exposed common accessories is one year (except for purposeful man-made damages). The quality warranty period shall be calculated from the date when the Project passes the completion acceptance.

(4)        As long as the items are within the scope and content of the warranty, the Contractor shall send repairmen within 2 days upon receiving the repair notice. Where the Contractor fails to send repairmen within the agreed time limit, the Employer may entrust others for repair. The costs incurred therefrom shall be deducted first from the quality warranty amount, and where the quality warranty amount is not sufficient, the exceeded part shall be borne by the Contractor.

(5)        For urgent accidents, the Contractor shall go to the accident site immediately (within 12 hours) to conduct repairing once receiving accident notice.

(6)        Quality issues related to structure safety shall be reported to local construction administration department in charge in a timely manner as per Methods for Quality Warranty of Building Construction Projects, while safety measure shall be taken. The Contractor shall conduct the quality warranty according to the warranty scheme proposed by the original designer or the designer with equal qualification grade approved by the Employer.

(7)        After the expiry of quality warranty, the Employer shall carry out the acceptance.

(8)        Warranty expenses shall be borne by the party who is responsible for the quality defect.

(9)        Miscellaneous

Other Project warranty matters agreed by the Parties: The project quality problems not on account of the Contractor under the warranty period are beyond the scope of the warranty.  Warranty amount and refund: The agreed warranty amount is 5% of the total project price, and it shall be refunded by batches from the date when completion is accepted (3% shall be refunded in the first year, 1.5% in the second year and 0.5% in the third year).

The project quality warranty is jointly signed by the Employer and the Contractor prior to completion acceptance and shall be made as an attachment to the construction contract. It shall expire upon expiry date of the quality warranty period.

The Employer (official seal):	The Contractor (official seal):
GLOBAL Technology Inc.	Zhejiang Xinyu Construction Group Co., Ltd.
Legal representative or entrusted agent:	Legal representative or entrusted agent:
(Signature)	(Signature)

Organization code: 73947083-6	Organization code: 91330206144290713E
Address: No. 88, Qiushi Road, Ningbo City	Address: No. 8, Waitang Road, Xiaogang Street,
Beilun District, Ningbo City
Postal code: 315176	Postal code: 315803
Legal representative: Lin Chih-Hsiang	Legal representative: Wang Fuhong
Entrusted agent: Yeh Shu-Hua	Entrusted agent:___________________
Tel.:0574-88133808	Tel.:___________________________
Fax: 0574-88133820	Fax:__________________________
E-mail:	E-mail:
Bank of deposit:	Bank of deposit:_______________
Account No.:	Account No.:_________________

Attachment 4:

Contents of Main Construction Projects Documents

Document name	Set	Costs (RMB)	Quality	Handover date	Responsible person

Attachment 5:

Table of the Contractor’s Mechanical Equipment for the Construction of the Project

S/N	Name of machinery or equipment	Specification & Model	Qty.	Place of origin	Year of manufacture	Power rating (kW)	Production capacity	Remarks

Attachment 6:

List of Major Construction Management Personnel of the Contractor

Name	Name	Title	Professional title	Key qualifications, experience and Projects undertaken
I. Headquarters staff
Project Director	Hu Deqiang	General Manager	Constructor
	Wang Lian’an	Chief Engineer	Senior Engineer
Other personnel

II. On-site Personnel
Project Manager	Fu Guixiang	Male	Grade I Constructor
Deputy Project Manager:	Zhong Tongxing	Male	Construction Worker
Technical Director	Yu Zheyi	Male	Technical Director
Cost Management	Ma Jie	Male	Engineer
Quality Management	Li Huihui	Female	Engineer
Material Management	Lv Chunhui	Male	Engineer
Plan Management	Lou Yiwen	Male	Engineer
Safety Management	Zhuang Yun	Male	Safety Officer
	He Hui	Male	Safety Officer
	Wang Haitao	Female	Safety Officer

Other personnel